                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

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                           REVOLVING CREDIT AGREEMENT

                                   dated as of

                                  July 17, 2003

                                      among

                             CHART INDUSTRIES, INC.,
                        a Debtor and Debtor In Possession
                     under Chapter 11 of the Bankruptcy Code

                     The SUBSIDIARY GUARANTORS Party Hereto,
                     each a Debtor and Debtor In Possession
                     under Chapter 11 of the Bankruptcy Code

                            The LENDERS Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                   -----------
                                   $40,000,000
                                   -----------

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Lead Arranger and Sole Bookrunner

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS..........................................................3

   SECTION 1.01.   Defined Terms...............................................3
   SECTION 1.02.   Classification of Loans and Borrowings.....................19
   SECTION 1.03.   Terms Generally............................................19
   SECTION 1.04.   Accounting Terms; GAAP.....................................20

ARTICLE II THE CREDITS........................................................20

   SECTION 2.01.   Commitments................................................20
   SECTION 2.02.   Loans and Borrowings.......................................20
   SECTION 2.03.   Requests for Borrowings....................................21
   SECTION 2.04.   Letters of Credit..........................................22
   SECTION 2.05.   Funding of Borrowings......................................26
   SECTION 2.06.   Interest Elections.........................................27
   SECTION 2.07.   Termination and Reduction of the Commitments...............28
   SECTION 2.08.   Repayment of Loans; Evidence of Debt.......................29
   SECTION 2.09.   Prepayment of Loans........................................30
   SECTION 2.10.   Fees.......................................................30
   SECTION 2.11.   Interest...................................................31
   SECTION 2.12.   Alternate Rate of Interest.................................32
   SECTION 2.13.   Increased Costs............................................32
   SECTION 2.14.   Break Funding Payments.....................................34
   SECTION 2.15.   Taxes......................................................34
   SECTION 2.16.   Payments Generally; Pro Rata Treatment;
                   Sharing of Set-offs........................................35
   SECTION 2.17.   Mitigation Obligations; Replacement of Lenders.............37
   SECTION 2.18.   Priority and Liens.........................................38
   SECTION 2.19.   Security Interest in Concentration Account
                   and Collateral Account.....................................39
   SECTION 2.20.   Payment of Obligations.....................................40
   SECTION 2.21.   No Discharge; Survival of Claims...........................40

ARTICLE III GUARANTEE.........................................................40

   SECTION 3.01.   The Guarantee..............................................40
   SECTION 3.02.   Obligations Unconditional..................................40
   SECTION 3.03.   Reinstatement..............................................41
   SECTION 3.04.   Subrogation................................................41
   SECTION 3.05.   Remedies...................................................42
   SECTION 3.06.   Instrument for the Payment of Money........................42
   SECTION 3.07.   Continuing Guarantee.......................................42
   SECTION 3.08.   Rights of Contribution.....................................42

ARTICLE IV REPRESENTATIONS AND WARRANTIES.....................................43

   SECTION 4.01.   Organization; Powers.......................................43

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   SECTION 4.02.   Authorization; Enforceability..............................43
   SECTION 4.03.   Governmental Approvals; No Conflicts.......................43
   SECTION 4.04.   Financial Condition........................................44
   SECTION 4.05.   Properties.................................................44
   SECTION 4.06.   Litigation.................................................44
   SECTION 4.07.   Environmental Matters......................................44
   SECTION 4.08.   Compliance with Laws and Agreements........................46
   SECTION 4.09.   Investment and Holding Company Status......................46
   SECTION 4.10.   Taxes......................................................47
   SECTION 4.11.   ERISA......................................................47
   SECTION 4.12.   Disclosure.................................................47
   SECTION 4.13.   Use of Credit..............................................48
   SECTION 4.14.   Debt Agreements and Liens..................................48
   SECTION 4.15.   Subsidiaries and Investments...............................48
   SECTION 4.16.   Real Property..............................................49
   SECTION 4.17.   Labor Matters..............................................49
   SECTION 4.18.   No Burdensome Restrictions.................................49
   SECTION 4.19.   Existing Obligations.......................................49
   SECTION 4.20.   The Orders.................................................49
   SECTION 4.21.   Priority of Claims.........................................50

ARTICLE V CONDITIONS..........................................................50

   SECTION 5.01.   Effective Date.............................................50
   SECTION 5.02.   Each Credit Event..........................................52

ARTICLE VI AFFIRMATIVE COVENANTS..............................................52

   SECTION 6.01.   Financial Statements and Other Information.................53
   SECTION 6.02.   Notices of Certain Events and Developments.................56
   SECTION 6.03.   Existence; Conduct of Business.............................57
   SECTION 6.04.   Payment of Obligations.....................................57
   SECTION 6.05.   Maintenance of Properties; Insurance.......................57
   SECTION 6.06.   Books and Records; Inspection..............................57
   SECTION 6.07.   Compliance with Laws and Agreements........................58
   SECTION 6.08.   Use of Proceeds and Letters of Credit......................58
   SECTION 6.09.   Ownership of Subsidiaries..................................58

ARTICLE VII NEGATIVE COVENANTS................................................58

   SECTION 7.01.   Indebtedness...............................................58
   SECTION 7.02.   Liens......................................................59
   SECTION 7.03.   Fundamental Changes........................................59
   SECTION 7.04.   Investments................................................61
   SECTION 7.05.   Restricted Payments........................................61
   SECTION 7.06.   Transactions with Affiliates...............................62
   SECTION 7.07.   Restrictive Agreements.....................................62
   SECTION 7.08.   Operating Leases...........................................62
   SECTION 7.09.   Minimum Consolidated EBITDAR...............................63
   SECTION 7.10.   Modifications of Certain Documents.........................63

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   SECTION 7.11.   Sale and Leaseback.........................................63
   SECTION 7.12.   Fiscal Year................................................63
   SECTION 7.13.   Payment of Certain Amounts; Receipts.......................63
   SECTION 7.14.   Chapter 11 Claims..........................................64
   SECTION 7.15.   Reclamation Claims; Bankruptcy Code
                   Section 546(g) Agreements..................................64

ARTICLE VIII EVENTS OF DEFAULT................................................64

   SECTION 8.01.   Events of Default..........................................64
   SECTION 8.02.   Remedies; Obtaining the Collateral Upon Default............67
   SECTION 8.03.   Remedies; Disposition of the Collateral....................68
   SECTION 8.04.   Waiver of Claims...........................................69
   SECTION 8.05.   Application of Proceeds; Priority of
                   Loans and LC Exposure......................................70
   SECTION 8.06.   Remedies Cumulative........................................70
   SECTION 8.07.   Discontinuance of Proceedings..............................71

ARTICLE IX THE ADMINISTRATIVE AGENT...........................................71

ARTICLE X MISCELLANEOUS.......................................................73

   SECTION 10.01.  Notices....................................................73
   SECTION 10.02.  Waivers; Amendments........................................74
   SECTION 10.03.  Expenses; Indemnity; Damage Waiver.........................75
   SECTION 10.04.  Successors and Assigns.....................................77
   SECTION 10.05.  Survival...................................................79
   SECTION 10.06.  Counterparts; Integration; Effectiveness...................79
   SECTION 10.07.  Severability...............................................80
   SECTION 10.08.  Right of Setoff............................................80
   SECTION 10.09.  Governing Law; Jurisdiction; Etc...........................80
   SECTION 10.10.  WAIVER OF JURY TRIAL.......................................81
   SECTION 10.11.  Headings...................................................81
   SECTION 10.12.  Treatment of Certain Information;
                   Confidentiality............................................81
   SECTION 10.13.  Absence of Prejudice to the Existing Lenders with
                   Respect to Matters Before the Bankruptcy Court.............82

ARTICLE XI CONVERSION TO EXIT FINANCING.......................................83

   SECTION 11.01.  Agreement upon Form of Exit Financing
                   Revolving Credit Agreement.................................83
   SECTION 11.02.  Conversion to Exit Financing Revolving
                   Credit Agreement...........................................83
   SECTION 11.03.  Conditions Precedent to Conversion.........................84

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SCHEDULE I     -   Commitments
SCHEDULE II    -   Existing Obligations (other than Existing Letters of Credit)
SCHEDULE III   -   Existing Letters of Credit (including CHEL Letters of Credit)
SCHEDULE IV    -   Approved Budget

SCHEDULE 4.06      -      Litigation
SCHEDULE 4.07      -      Environmental Matters
SCHEDULE 4.11      -      ERISA
SCHEDULE 4.15(a)   -      Subsidiaries
SCHEDULE 4.16      -      Real Property
SCHEDULE 4.17      -      Labor Matters
SCHEDULE 7.01      -      Indebtedness
SCHEDULE 7.02      -      Liens
SCHEDULE 7.04      -      Investments
SCHEDULE 7.07      -      Restrictive Agreements

EXHIBIT A      -   Form of Interim Order
EXHIBIT B      -   Form of Letter Agreement

          REVOLVING CREDIT AGREEMENT dated as of July 17, 2003, among: CHART INDUSTRIES, INC., a Delaware corporation (the "Borrower"), a debtor and debtor in possession in a case pending under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"); the SUBSIDIARY GUARANTORS party hereto, each a debtor and debtor in possession in a case pending under chapter 11 of the Bankruptcy Code; the LENDERS party hereto; and JPMORGAN CHASE BANK, as Administrative Agent.

                                    RECITALS

          WHEREAS, the parties hereto and certain other entities are party to a Credit Agreement dated as of April 12, 1999, between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto (the "Existing Lenders") and JPMorgan Chase Bank, as Administrative Agent for such lenders (the "Pre-Petition Administrative Agent"), as amended, supplemented or otherwise modified and in effect immediately prior to the Petition Date (as defined below) (the "Existing Credit Agreement"); and

          WHEREAS, under the Existing Credit Agreement, the Existing Lenders have extended credit to the Borrower, consisting of revolving credit loans (including incremental revolving credit loans), letters of credit and term loans, in an aggregate principal or face amount of $255,745,590.19 outstanding as of the Petition Date, and the Subsidiary Guarantors have guaranteed, jointly and severally, inter alia, all of the obligations of the Borrower under or in respect of the Existing Credit Agreement; and

          WHEREAS, the Borrower and the Subsidiary Guarantors have secured all of their obligations under or in respect of the Existing Credit Agreement and certain other obligations under or referred to in the other "Credit Documents" (as defined in the Existing Credit Agreement) (collectively, the "Existing Obligations"), by granting to the Pre-Petition Administrative Agent, for the benefit of the Existing Lenders, the Pre-Petition Administrative Agent and certain affiliates thereof (collectively, the "Existing Secured Lenders"), a security interest in and lien upon substantially all of their existing and after-acquired personal and real property; and

          WHEREAS, the Existing Obligations are secured by valid, enforceable, duly perfected liens and security interests on and in substantially all of the Borrower's and the Subsidiary Guarantors' existing and after-acquired personal and real property, subject to no prior liens or security interests except as permitted by or otherwise provided in the Existing Credit Agreement; and

          WHEREAS, on July 8, 2003 (the "Petition Date"), the Borrower and the Subsidiary Guarantors each filed a voluntary petition with the Bankruptcy Court initiating the Cases (as defined below) and have continued in their possession of their respective assets and in the management of their respective businesses pursuant to Bankruptcy Code Sections 1107 and 1108; and

                           Revolving Credit Agreement
                           --------------------------

          WHEREAS, an immediate and ongoing need exists for the Borrower to obtain additional funds in order to continue the operation of the business of the Borrower and the Subsidiary Guarantors as debtors-in-possession under chapter 11 of the Bankruptcy Code and, accordingly, the Borrower has requested that the Lenders extend post-petition financing to the Borrower; and

          WHEREAS, to provide guarantees and security for the repayment of the Loans and the payment of the other Obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Credit Documents, the Borrower and the Subsidiary Guarantors shall provide to the Administrative Agent and the Lenders, pursuant to this Agreement and the Orders, the following (each as more fully described herein):

     (a) a guarantee from each of the Subsidiary Guarantors of the due and punctual payment and performance of the Obligations of the Borrower hereunder;

     (b) with respect to the Obligations of the Borrowers and the Subsidiary Guarantors hereunder, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

     (b) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property, and all cash and cash equivalents, of the Borrower and the Subsidiary Guarantors;

     (c) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all of the Borrower's and the Subsidiary Guarantors' property (other than the property subject to the Liens that currently secure the Existing Obligations) that is subject to valid and perfected Liens in existence on the Petition Date or perfected (but not granted) thereafter to the extent such post-Petition Date perfection is expressly permitted under the Bankruptcy Code, and subject to other Permitted Encumbrances junior to such valid and perfected Liens; and

     (d) a perfected first priority priming Lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all of the Borrower's and the Subsidiary Guarantors' property (including, without limitation, Accounts, chattel paper, contracts, documents, equipment, general intangibles, instruments, Inventory, intellectual property and real estate) that is subject to the Liens that secure the Existing Obligations and any Liens granted after the Petition Date to provide adequate protection in respect of the Existing Obligations, which Lien in favor of the Administrative Agent and the Lenders shall be senior in all respects to all of such existing Liens and to any Liens granted after the Petition Date to provide adequate protection in respect thereof, but subject and subordinate to valid and perfected Liens in existence on the Petition Date (other than existing Liens that secure the Existing Obligations) or valid Liens perfected (but not granted) thereafter to the extent such post-Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted by the Bankruptcy Code.

                           Revolving Credit Agreement
                           --------------------------

All of the claims and the Liens granted pursuant to the Credit Documents and the Orders in the Cases to the Administrative Agent, the Lenders and the Existing Secured Lenders shall be subject to the Carve-Out and the Permitted Encumbrances, in each case to the extent provided in the Orders; and

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Accounts" means all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Obligor in respect of any loans or advances or for inventory or equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Obligor under any guarantee (including a letter of credit) of the purchase price of inventory or equipment sold by such Obligor and all tax refunds.

          "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

          "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that no Lender shall be considered to be an Affiliate of the Borrower or any of its Subsidiaries.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the

                           Revolving Credit Agreement
                           --------------------------

Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

          "Applicable Margin" means (a) with respect to ABR Loans, 1.50% per annum or (b) with respect to Eurodollar Loans, 2.50% per annum.

          "Applicable Percentage" means, with respect to any Lender for purposes of Article II or in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent or the Issuing Lenders under this Agreement, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Approved Budget" means the budget of the Borrower and its Subsidiaries set forth in Schedule IV.

          "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in a form approved by the Administrative Agent.

          "Bankruptcy Code" means 11 U.S.C. Sections 101-1330, as amended
(2002).

          "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means Chart Industries, Inc., a Delaware corporation.

          "Borrowing" means (a) all ABR Loans made, converted or continued on the same date or (b) all Eurodollar Loans that have the same Interest Period. For purposes hereof, the date of a Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, expenditures made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment

                           Revolving Credit Agreement
                           --------------------------

(including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Carve-Out" has the meaning assigned to such term in Section 2.18.

          "Cases" means those chapter 11 bankruptcy cases now or to be pending in the Bankruptcy Court for Chart Industries, Inc. and each of the Subsidiary Guarantors, jointly administered under Case No. 03-12114.

          "Cash Collateral" has the meaning set forth in Section 363(a) of the Bankruptcy Code.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than by Arthur Holmes and/or any related trust of which he or any immediate member of his family is the beneficiary), of shares representing more than 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower ("Voting Stock"); (b) failure of Arthur Holmes and/or any related trust of which he or any immediate member of his family is the beneficiary to own collectively the same percentage of shares of the Voting Stock held by them as of the Effective Date; (c) the consolidation or merger of the Borrower with or into, or the Disposition of all or substantially all of its assets, to any other Person; or (d) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person of capital stock or Equity Rights of the Borrower in a manner that conflicts with the Term Sheet to the Letter Agreements.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or such Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CHEL" means Chart Heat Exchangers Limited, an English company and a Wholly Owned Subsidiary of the Borrower, which as of the date hereof is in administration in the UK.

          "CHEL Issuing Lender" means Bank One, NA, or such successor issuing lender acceptable to Bank One, NA, the Administrative Agent and the Required Lenders.

                           Revolving Credit Agreement
                           --------------------------

          "CHEL Letters of Credit" means the letters of credit issued by the CHEL Issuing Lender for account of CHEL under the Existing Credit Agreement and outstanding on the Petition Date, as listed in Schedule III (and any amendments, extensions or renewals thereof from time to time, provided that no such amendment, extension or renewal shall increase the face amount of any thereof).

          "CHEL LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding CHEL Letters of Credit at such time plus (b) the aggregate amount of all payments made by the CHEL Issuing Lender that have not yet been reimbursed by or on behalf of CHEL or the Borrower at such time. For purposes of this Agreement, the CHEL LC Exposure of any Lender at any time shall be deemed to be its Applicable Percentage of the total CHEL LC Exposure at such time.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means all property of the Obligors, whether tangible or intangible and of whatever kind or nature whatsoever, in which the Lenders and the Administrative Agent shall have a security interest in accordance with the Orders and/or the Credit Documents.

          "Collateral Account" means the account established by the Administrative Agent at a banking institution to be selected by the Administrative Agent, which may be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code), in the name and under the sole dominion and control of the Administrative Agent for the benefit of the Lenders (and, in the case of a securities account, in respect of which the Administrative Agent is the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code)), into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant to the Credit Documents and the Orders and into which the Obligors may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in the Credit Documents and the Orders, the Obligors are required to pledge as additional collateral security hereunder.

          "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $40,000,000.

          "Commitment Termination Date" means the earliest to occur of (a) the Maturity Date, (b) 30 days after the commencement of the Cases if the Final Order approving the Credit Documents has not been entered prior to the expiration of such 30-day period, (c) the

                           Revolving Credit Agreement
                           --------------------------

Reorganization Effective Date or (d) the acceleration of the Loans and the termination of the Commitments in accordance with the terms hereof.

          "Concentration Account" means the single deposit account established by the Obligors with National City Bank into which the Obligors shall cause all account debtors and other Persons obligated in respect of the Accounts to make all payments, either directly or indirectly, in respect of the Accounts. The Borrower shall not, without the prior written approval of the Administrative Agent (such approval not to be unreasonably withheld), change the location or account number of, or matters relating to, the Concentration Account.

          "Confirmation Order" means an order of the Bankruptcy Court confirming a Reorganization Plan in any of the Cases.

          "Consolidated EBITDAR" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following for such period: (a) net income for such period plus (b) to the extent deducted in computing such net income, the sum of (i) expenses in respect of income or similar taxes, (ii) depreciation and amortization (including amortization or impairment of any goodwill or other intangibles), (iii) Interest Expense, (iv) Restructuring Charges, (v) extraordinary, unusual or non-recurring expenses, charges or losses (other than of a type covered under clause (iv) above), (vi) transaction fees and expenses, (vii) costs, fees and expenses in connection with Dispositions and acquisitions permitted hereunder and (viii) all other non-cash charges, in each case for such period, plus (c) business interruption insurance proceeds for such period minus (d) to the extent added in computing such net income, the sum of
(i) any gains and losses attributable to any fixed asset sales and (ii) any non-cash, extraordinary gains, in each case for such period; provided that, without duplication, if during any period for which Consolidated EBITDAR is being determined, the Borrower or any of its Subsidiaries shall have made any Disposition, Consolidated EBITDAR shall be determined for purposes of this Agreement by excluding the Consolidated EBITDAR of any business, assets or Person subject to such Disposition (to the extent not already reflected in the relevant financial statements of the Borrower) for such period as if such Disposition had been made or consummated on the first day of such period.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Conversion" has the meaning assigned to such term in Section 11.02.

          "Conversion Conditions" has the meaning assigned to such term in
Section 11.03.

          "Conversion Date" has the meaning assigned to such term in Section 11.02.

          "Credit Documents" means, collectively, this Agreement and the Letter of Credit Documents.

                           Revolving Credit Agreement
                           --------------------------

          "Debt Incurrence" means the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries after the Effective Date.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02), which date shall occur as promptly as practicable after the entry of the Interim Order, but no later than 10 days after such entry.

          "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management or Release of any Hazardous Material or to health or safety matters.

          "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than (A) any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and (B) any capital stock of the Borrower issued upon the exercise of any such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity

                           Revolving Credit Agreement
                           --------------------------
security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower or
(y) any capital contribution by the Borrower or any Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower.

          "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Section 8.01.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any

                           Revolving Credit Agreement
                           --------------------------

Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

          "Existing Credit Agreement" has the meaning assigned to such term in the recitals of this Agreement.

          "Existing Lenders" has the meaning assigned to such term in the recitals of this Agreement.

          "Existing Letters of Credit" means the letters of credit issued by JPMCB or National City Bank for account of the Borrower under the Existing Credit Agreement and outstanding on the Petition Date, as listed in Schedule III.

          "Existing Obligations" has the meaning assigned to such term in the recitals of this Agreement.

          "Existing Required Lenders" means the "Required Lenders" under and as defined in the Existing Credit Agreement.

          "Exit Financing Credit Agreements" means the Exit Financing Revolving Credit Agreement and the Exit Financing Term Loan Agreement.

          "Exit Financing Revolving Credit Agreement" has the meaning assigned to such term in Section 11.01.

          "Exit Financing Term Loan Agreement" means the term loan agreement to be entered into as of the Reorganization Effective Date between the Borrower, the Subsidiaries party thereto, the lenders party thereto and JPMCB, as administrative agent for such lenders, pursuant to which the loans outstanding under the Existing Credit Agreement shall be restructured into term loans in an aggregate principal amount of $120,000,000.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                           Revolving Credit Agreement
                           --------------------------

          "Final Order" means an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001, granting final approval of this Agreement and the other Credit Documents and granting the Liens and Super-priority Claims described in the recitals of this Agreement in favor of the Administrative Agent and the Lenders, in a form and substance reasonably satisfactory to the Administrative Agent, the Lenders and counsel to the Administrative Agent.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "First Day Motions" has the meaning assigned to such term in Section 5.01.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than a State of the United States or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guaranteed Obligation" has the meaning assigned to such term in
Section 3.01.

                           Revolving Credit Agreement
                           --------------------------

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than deposits or advances made or received in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

          "Interest Expense" means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last Business Day of each calendar month and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period that is more than one month long, each day prior to the last day of such Interest Period that occurs at intervals of one month after the first day of such Interest Period.

          "Interest Period" means (a) for any Borrowing (other than an ABR Borrowing), the Interest Period of the Loan or Loans constituting such Borrowing and (b) for any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as

                           Revolving Credit Agreement
                           --------------------------
specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

          "Interim Order" means an order of the Bankruptcy Court entered in the Cases after an interim hearing under Bankruptcy Rule 4001, granting interim approval of this Agreement and the other Credit Documents and granting the Liens and Super-priority Claims described in the recitals of this Agreement in favor of the Administrative Agent and the Lenders, substantially in the form attached as Exhibit A, or otherwise in a form and substance reasonably satisfactory to the Administrative Agent, the Lenders and counsel to the Administrative Agent.

          "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Swap Agreement.

          "Issuing Lender" means JPMCB, or any other Lender designated by the Administrative Agent as an Issuing Lender hereunder, each in its capacity as an issuer of one or more Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.04(j). With respect to any Existing Letter of Credit, "Issuing Lender" means either JPMCB or National City Bank as the issuing lender thereof, as the context requires.

          "JPMCB" means JPMorgan Chase Bank.

          "LC Disbursement" means a payment made by an Issuing Lender pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such

                           Revolving Credit Agreement
                           --------------------------
time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

          "Letter Agreements" means each letter agreement, dated April 30, 2003, between an Existing Lender and the Borrower with respect to, among other matters, the terms of a financial restructuring of the Existing Obligations, a form of which is attached hereto as Exhibit B.

          "Letter of Credit" means any letter of credit issued or continued pursuant to this Agreement.

          "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                           Revolving Credit Agreement
                           --------------------------

          "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities, operations, material contracts, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its material obligations under this Agreement or any of the other Credit Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Credit Documents.

          "Maturity Date" means September 15, 2003.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Obligations" means (a) the principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, (b) the fees, expenses, costs, indemnities, other amounts, and all other present and future, fixed or contingent, obligations and liabilities (monetary or otherwise) of the Borrower and the Subsidiary Guarantors to the Lenders, the Issuing Lenders and the Administrative Agent, in each case arising under the Credit Documents, including, without limitation, all costs and expenses payable pursuant to
Section 10.03 and (c) all obligations of the Subsidiary Guarantors hereunder.

          "Obligor" means the Borrower and each Subsidiary Guarantor.

          "Orders" means those orders entered by the Bankruptcy Court in the Cases.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (g) of Section 8.01; (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any

                           Revolving Credit Agreement
                           --------------------------
monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; (g) banker's Liens and similar Liens, including rights of offset or set-off, in respect of deposit accounts, and Liens in favor of securities intermediaries in respect of securities accounts securing fees and costs owing to such securities intermediaries, (h) licenses, sublicenses, leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries, taken as a whole, and (i) any interest or title of a lessor in the property (and the proceeds, accession or products thereof) subject to any operating lease; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or from Moody's Investors Services, Inc; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and (e) money market mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of clauses (a) through (d) above, and to other investments constituting cash or cash equivalents under GAAP.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Petition Date" has the meaning assigned to such term in the recitals of this Agreement.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pre-Petition Administrative Agent" has the meaning assigned to such term in the recitals of this Agreement.

                           Revolving Credit Agreement
                           --------------------------

          "Pre-Petition Collateral" means all property securing the Existing Obligations on which the Pre-Petition Administrative Agent or the Existing Lenders had valid, perfected and non-voidable Liens on the Petition Date.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Quarterly Date" means the last day of each of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

          "Register" has the meaning assigned to such term in Section 10.04.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reorganization Effective Date" means the first Business Day on which all conditions to the consummation of the Reorganization Plan set forth in
Article XI.B thereof have been satisfied or waived, which will be the effective date of the Reorganization Plan.

          "Reorganization Plan" means a plan of reorganization filed in the Cases that complies with the terms and conditions of the Letter Agreements (and the term sheet attached thereto).

          "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments, representing more than 50% of the total outstanding Revolving Credit Exposures and unused Commitments at such time.

          "Requirements of Law" means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock or any option, warrant or other right to acquire any such shares of capital stock.

                           Revolving Credit Agreement
                           --------------------------

          "Restructuring Charges" means (a) any and all charges or expenses directly related to the closure or partial closure of a facility or sale of any business unit or product line, including, but not limited to, employee severance, expenses related to moving of assets to another facility, inventory and fixed asset write-downs, lease buyouts, and accelerated warranty liabilities, (b) any and all fees and expenses incurred by the Borrower in connection with any Debt Incurrence, Equity Issuances or Dispositions and (c) any and all fees and expenses incurred in connection with or directly related to the consummation of this Agreement and the Cases; provided that, notwithstanding anything herein to the contrary, Restructuring Charges incurred on or after the Petition Date and prior to the Confirmation Order shall not exceed $6,000,000 in the aggregate.

          "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the Commitment Termination Date.

          "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

          "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower. "Wholly Owned Subsidiary" means any such corporation, limited liability company, partnership, association or other entity of which all of such securities or other ownership interest (other than in the case of a corporation, directors'

                           Revolving Credit Agreement
                           --------------------------
qualifying shares and shares or equity interests required to be held by foreign nationals, in each case to the extent mandated by applicable law) are so owned or controlled.

          "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto.

          "Super-priority Claim" means a claim against the Borrower and any Subsidiary Guarantor which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code.

          "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Credit Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., an "ABR Loan"). Borrowings also may be classified and referred to by Type (e.g., an "ABR Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without

                           Revolving Credit Agreement
                           --------------------------
limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate or modify the effect of any change occurring after the date hereof in GAAP or in the application or interpretation thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender severally but not jointly agrees to make Loans in Dollars to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (a) the sum of such Lender's Revolving Credit Exposure plus such Lender's CHEL LC Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the total CHEL LC Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans. For purposes of determining compliance with this Section and Section 2.04(c) on any date, any letter of credit outstanding on the Petition Date that is denominated in a currency other than Dollars (and any amount drawn thereunder from time to time that is not reimbursed prior to such date) shall be deemed to be equal to an equivalent amount in Dollars determined by the Administrative Agent on the basis of the applicable spot selling rate in the relevant foreign exchange market on or immediately prior to such date (which determination shall be conclusive absent manifest error).

          SECTION 2.02.  Loans and Borrowings.

                           Revolving Credit Agreement
                           --------------------------

          (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make any Loan hereunder.

          (b) Type of Loans. Subject to Section 2.12, each Borrowing shall be constituted entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $2,000,000 or a larger multiple of $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $250,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

          SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)   the aggregate amount of the requested Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

                           Revolving Credit Agreement
                           --------------------------

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Letters of Credit.

          (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request an Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, one or more Letters of Credit for account of the Borrower denominated in Dollars and in such form as is acceptable to such Issuing Lender in its reasonable determination. Letters of Credit issued or continued hereunder shall constitute utilization of the Commitments.

          (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender) to the relevant Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.04(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the relevant Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the sum of the total LC Exposures of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to Section 2.04(e) and, without duplication, including the aggregate undrawn face amount of the Existing Letters of Credit continued and outstanding hereunder as Letters of Credit pursuant to Section 2.04(l)) plus the total CHEL LC Exposures shall not exceed $30,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the total CHEL LC Exposures shall not exceed the total Commitments.

                           Revolving Credit Agreement
                           --------------------------

          (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date).

          (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the relevant Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be made in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting

                           Revolving Credit Agreement
                           --------------------------

ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

          (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit issued by it against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

          (i) any Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit issued by it without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

          (ii) any Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of a Letter of Credit issued by it; and

          (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lenders when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to

                           Revolving Credit Agreement
                           --------------------------
     the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

          (h) Disbursement Procedures. Each Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

          (i) Interim Interest. If any Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the relevant Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment.

          (j) Replacement of Issuing Lenders. Any Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and a successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to include such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (k) Cash Collateralization. If an Event of Default shall occur and be continuing and the Borrower receives notice from the Required Lenders (or the Administrative Agent acting upon instructions of the Required Lenders) (or, if the Loans have been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into the Collateral Account, in the case of an Event of Default, an amount in cash equal to 105% of the sum of the total LC Exposures plus the total CHEL LC Exposures as of such date plus, in each case, any accrued and unpaid interest thereon. Such deposit shall be held by the Administrative Agent in the Collateral Account as collateral in the first instance for the LC Exposure under this

                           Revolving Credit Agreement
                           --------------------------

Agreement and thereafter for the payment of the "Secured Obligations" as set forth in the Credit Documents and the Orders.

          (l) Continuation of Existing Letters of Credit. Subject to the terms and conditions hereof, each Letter of Credit under (and as defined in) the Existing Credit Agreement which is outstanding on the Effective Date shall be continued hereunder on the Effective Date by the Issuing Lender, and as of the Effective Date the Lenders shall acquire a ratable participation therein in accordance with their respective Commitments as if such Letter of Credit were issued hereunder, and each such Letter of Credit shall be deemed a Letter of Credit outstanding under this Agreement as of such date.

          (m) Letters of Credit Outstanding at Maturity. If the Commitment Termination Date shall occur prior to the expiration of any Letter of Credit and the Reorganization Effective Date has not occurred, the Borrower shall, on or prior to the Commitment Termination Date, (A) cause such Letter of Credit to be replaced and returned to the Issuing Lender undrawn and marked "canceled" or (B) to the extent that the Borrower is unable to so replace and return such Letter of Credit, either (x) provide a "back-to-back" letter of credit to the Issuing Lender in a form satisfactory to the Issuing Lender, issued by a bank satisfactory to the Issuing Lender, in an amount equal to 105% of the then undrawn face amount of such Letter of Credit or (y) deposit cash in the Collateral Account in an amount equal to 105% of the face amount of such Letter of Credit, as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of the Borrower's reimbursement obligations in respect of such Letter of Credit and all other obligations then outstanding under this Agreement.

          SECTION 2.05.  Funding of Borrowings.

          (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the relevant Issuing Lender.

          (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date

                           Revolving Credit Agreement
                           --------------------------
of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.06.  Interest Elections.

          (a) Elections by the Borrower for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

          (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

                           Revolving Credit Agreement
                           --------------------------

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Notice by the Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

          (f) Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

          SECTION 2.07.  Termination and Reduction of the Commitments.

          (a) Scheduled Termination. Unless previously terminated the Commitments shall terminate on the Maturity Date.

          (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the total Revolving Credit Exposures plus the total CHEL LC Exposures would exceed the total Commitments.

          (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

          (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                           Revolving Credit Agreement
                           --------------------------

          SECTION 2.08.  Repayment of Loans; Evidence of Debt.

          (a) Repayment. The Borrower hereby unconditionally promises to repay the Loans to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Maturity Date.

          (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment and not later than 10:00 a.m., New York City time, on the scheduled date of such repayment in the case of any ABR Borrowing; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

          (c) Maintenance of Loan Accounts by the Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (d) Maintenance of Loan Accounts by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

          (e) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                           Revolving Credit Agreement
                           --------------------------

          SECTION 2.09.  Prepayment of Loans.

          (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, provided that the Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

          (b) Mandatory Prepayments. If at any time the sum of the total Revolving Credit Exposures plus the total CHEL LC Exposures exceed the total Commitments, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)) in an aggregate amount equal to any such excess.

          SECTION 2.10.  Fees.

          (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.375% on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date hereof to but excluding the Commitment Termination Date. Commitment fees accrued through and including each Quarterly Date shall be payable in arrears on the third Business Day following such Quarterly Date and on the earlier of the date the Commitment terminates and the Maturity Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Commitments, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender.

          (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Lender a fronting fee in respect of each Letter of Credit issued by it, which shall accrue at the rate per annum, as mutually agreed between the Borrower and such Issuing Lender, on the average daily amount of the aggregate undrawn amount of such

                           Revolving Credit Agreement
                           --------------------------

Letter of Credit plus the aggregate amount of all LC Disbursements in respect thereof that have not yet been reimbursed by or on behalf of the Borrower during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any exposure with respect to such Letter of Credit, as well as such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable in arrears on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within three Business Days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) Administrative Agency Fee; Upfront Fees. The Borrower agrees to pay to the Administrative Agent (i) for its own account, an administrative agency fee in the amount separately agreed upon between the Borrower and the Administrative Agent and (ii) for account of each Lender, an upfront fee equal to 1.50% of such Lender's Commitment as in effect on the Effective Date, which fees shall be payable as follows: (i) 62.5% of each such fee shall be payable not later than the Effective Date; and (ii) the remainder of each such fee shall be payable on the date of entry of the Final Order.

          (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.11.  Interest.

          (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.

          (c) Default Interest. Notwithstanding the foregoing, upon and during the continuation of any Event of Default, the aggregate principal amount of all Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to the respective Loans. In addition (but without duplication of the amounts payable under the immediately preceding sentence), if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided

                           Revolving Credit Agreement
                           --------------------------
above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

          (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of the Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.13.  Increased Costs.

          (a)  Increased Costs Generally. If any Change in Law shall:

                    (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit

                           Revolving Credit Agreement
                           --------------------------
          extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender; or

                    (ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the relevant Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company for any such reduction suffered.

          (c) Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

          (d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                           Revolving Credit Agreement
                           --------------------------

          SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

          SECTION 2.15.  Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with

                           Revolving Credit Agreement
                           --------------------------
respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

          (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off, counterclaim or other deduction; provided that if a new Loan is to be made by any Lender on a date the Borrower is to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Section 2.05 or paid by the Borrower to the Administrative Agent pursuant to this paragraph, as the case may be. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Credit Document, and except payments to be made directly to the relevant Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Credit Document (except to the extent otherwise provided herein or therein) shall be made in Dollars.

                           Revolving Credit Agreement
                           --------------------------

          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them and (ii) each payment of interest on Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

          (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent

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                           --------------------------
forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e) or (f), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.

          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)  Replacement of Lenders. If any Lender requests compensation under
Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to
Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Lenders, which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to
Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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                           --------------------------

          SECTION 2.18. Priority and Liens. (a) The Borrower and each of the Subsidiary Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations of the Borrower and the Subsidiary Guarantors hereunder and under the Credit Documents (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed Super-priority Claims, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all Collateral, including, without limitation, all cash maintained in the Collateral Account and any investments of the funds contained therein that is otherwise not encumbered by a valid, perfected and non-avoidable Lien as of the Petition Date, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon all Collateral (other than Collateral that is subject to existing Liens that secure the Existing Obligations, as to which the Lien in favor of the Administrative Agent and the Lenders will be as described in clause (iv) of this sentence) that is subject to valid and perfected Liens in existence on the Petition Date or valid Liens perfected (but not granted) thereafter to the extent such post-Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code, and to other valid and perfected Liens which are senior (after giving effect to the Interim Order (and the Final Order, as applicable)) to the Liens granted to the Administrative Agent and the Lenders pursuant to the Interim Order (and the Final Order, as applicable) and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, the Obligations shall be secured by a perfected first priority, senior priming Lien, subject to valid and perfected Liens in existence on the Petition Date (other than existing Liens that secure the Existing Obligations) or valid Liens perfected (but not granted) thereafter to the extent such post-Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code, on all Pre-Petition Collateral and any property of the Debtors on which a Lien is granted after the Petition Date to provide adequate protection in respect of the Existing Obligations, subject and subordinate in each case with respect to subclauses (i) through (iv) above, only to the Carve-Out (as defined in Section 2.18(d)).

          (b) As to all Collateral, including, without limitation, all real property the title to which is held by the Borrower or any Subsidiary Guarantor, or the possession of which is held by the Borrower or any Subsidiary Guarantor pursuant to leasehold interest, each of the Borrower and the Subsidiary Guarantors hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Administrative Agent, on behalf of itself and the Lenders, all of the right, title and interest of the Borrower and such Subsidiary Guarantor in all of such Collateral, including without limitation, all owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and each Subsidiary Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. Each of the Borrower and the Subsidiary Guarantors acknowledges that, pursuant to the Orders, the Liens granted in favor of the Administrative Agent (on behalf of the Lenders) in all of the Collateral shall be perfected without the recordation of any Uniform Commercial Code financing statements, notices of Lien or other instruments of mortgage or assignment. Each of the Borrower and the Subsidiary Guarantors further agrees that (i) the Administrative Agent shall have rights and remedies set forth in Article VIII in respect of the Collateral and (ii) if requested by the Administrative Agent, each of the Borrower and the Subsidiary Guarantors shall enter into separate security agreements, pledge agreements and fee

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                           --------------------------
and leasehold mortgages with respect to such Collateral on terms reasonably satisfactory to the Administrative Agent.

          (c) Each of the Borrower and the Subsidiary Guarantors acknowledges and agrees that, as adequate protection for any diminution in value of the Existing Lenders' interests in the Pre-Petition Collateral following the Petition Date resulting from the priming described in Section 2.18(a)(iv), the use, sale, lease or other disposition of Pre-Petition Collateral, and the imposition of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code, the Pre-Petition Administrative Agent and the Existing Lenders shall, pursuant to the Interim Order (and the Final Order, as applicable), receive from the Petition Date a replacement Lien on the Collateral having a priority immediately junior to the priming and other Liens granted in favor of the Administrative Agent and the Lenders pursuant to the Credit Documents and the Orders (subject and subordinate to the Carve-Out and valid and perfected Liens which are senior (after giving effect to the Interim Order (and the Final Order, as applicable)) to the Liens granted to the Administrative Agent and the Lenders pursuant to the Interim Order (and the Final Order, as applicable).

          (d) Notwithstanding any provision of this Agreement or the Orders to the contrary, except with respect to the Collateral Account as described below, the liens, security interests and Super-priority Claims granted to the Administrative Agent and the Lenders pursuant to this Agreement and the Orders shall be subject and subordinate to a carve-out (the "Carve-Out") for: (i) the payment of allowed professional fees and disbursements incurred by the professionals retained, pursuant to Section 327 or 1103(a) of the Bankruptcy Code, by the Obligors and any statutory committee of unsecured creditors appointed in the Cases (and any disbursements of any member of such committee) in an aggregate amount not to exceed $1,500,000 (the "Post-Default Carve-Out Amount") on account of such professional fees and disbursements incurred following the Default Point (as defined below), plus the aggregate amount (the "Pre-Default Carve-Out Amount") of all unpaid professional fees and disbursements incurred, accrued or invoiced from the Petition Date until the Default Point that are allowed by the Bankruptcy Court; and (ii) quarterly fees required to be paid pursuant to 28 U.S.C. Section 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court; provided that amounts deposited in the Collateral Account under Section 2.04 shall not be subject to the Carve-Out, the Post-Default Carve-Out Amount and the Pre-Default Carve-Out Amount. Until the Default Point, the Obligors shall be permitted to pay compensation and reimbursement of expenses, allowed and payable under Section 330 and 331 of the Bankruptcy Code, as the same may be payable, and the amounts so paid shall be free and clear of the liens, security interests and Super-priority Claims granted to the Administrative Agent and the Lenders pursuant to the Credit Documents and/or the Orders, and the amounts so paid shall not reduce the Post-Default Carve-Out Amount. For purposes of this Section 2.18(d), "Default Point" means that date when both (x) an Event of Default shall have occurred and
(y) the Lenders have ceased making extensions of credit to the Borrower hereunder.

          SECTION 2.19. Security Interest in Concentration Account and Collateral Account . Pursuant to Section 364(c)(2) of the Bankruptcy Code, each of the Borrower and the Subsidiary Guarantors hereby assigns and pledges to the Administrative Agent (for the benefit of itself and the Lenders), and hereby grants to the Administrative Agent (for the benefit of itself and the Lenders) a first priority security interest, senior to all other Liens, if any, in all of the

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                           --------------------------

Borrower's and the Subsidiary Guarantors' right, title and interest in and to the Concentration Account and any direct investment of the funds contained therein and the Collateral Account and any direct investment of the funds contained therein, but subject to the Carve-Out as provided in Section 2.18(d) with respect to the Concentration Account only.

          SECTION 2.20. Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Credit Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

          SECTION 2.21. No Discharge; Survival of Claims. Each of the Borrower and the Subsidiary Guarantors agrees that to the extent its Obligations hereunder are not satisfied in full, (a) such Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and each of the Borrower and the Subsidiary Guarantors pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (b) the Super-priority Claim granted to the Administrative Agent and the Lenders described in Section
2.18 and the replacement Lien granted to the Pre-Petition Administrative Agent and the Existing Lenders pursuant to the Orders and described in Section 2.18 shall not be affected in any manner by the entry of a Confirmation Order.

                                   ARTICLE III

                                    GUARANTEE
                                    ---------

          SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower and/or any other Obligor under any of the Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the

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                           --------------------------

Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated or the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of an Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, but excluding any such costs and expenses determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be.

          SECTION 3.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and

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                           --------------------------
the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against any Obligor or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Obligors under this Agreement may be declared to be forthwith due and payable as provided in Section 8.01 for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Obligor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Obligor) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

          SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock

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                                      -43-

of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder and under the other Credit Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Borrower and each Subsidiary Guarantor (as to itself and its Subsidiaries only) represents and warrants to the Lenders that:

          SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, subject to entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 4.02. Authorization; Enforceability. Upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. Subject to entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each Obligor party hereto and constitutes, and each of the other Credit Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.03. Governmental Approvals; No Conflicts. The execution, delivery and performance of the Credit Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) and (ii) such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the

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                           --------------------------

Borrower or any of its Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person and (d) except for Liens granted pursuant to the Credit Documents and the Orders, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.04. Financial Condition. The Borrower has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 2002 reported on by Ernst & Young LLP. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has, on the date hereof, any material contingent liabilities, material liabilities for taxes, long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchanged transactions, or any unrealized or anticipated losses from any unfavorable commitments, which are not reflected in such financial statements.

          SECTION 4.05.  Properties.

          (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.06.  Litigation. Except for the matters disclosed in
Schedule 4.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. Since the date of this Agreement, there has been no change in the status of the matters disclosed in
Schedule 4.06 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 4.07. Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses, registrations and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license,

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
registration or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses, registrations and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

          In addition, except as disclosed in Schedule 4.07

          (a) No Pending Environmental Matters. No written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license, registration or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries.

          (b) No Permits Required; Certain Specific Representations. Neither the Borrower nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

               (i) no polychlorinated biphenyls (PCB's) are or have been present at or above regulated levels at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

               (ii) no regulated asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

               (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or, to the best knowledge of the Borrower or any of its Subsidiaries, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

               (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

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                           --------------------------

               (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

          (c) No Hazardous Material Transported to NPL Sites. Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material in amounts or quantities other than those not reasonably likely to result in a Material Adverse Effect to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
     Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries.

          (d) No Notifications or Listings. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (e) No Liens or Restrictions. No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (f) Full Disclosure. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

          SECTION 4.08. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.09. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation

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                           --------------------------
under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.10. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the sum of $2,500,000 plus the amount of underfunding of such Plan as of December 31, 2002 (as disclosed in Schedule 4.11), and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by more than the sum of $4,000,000 plus the aggregate amount of underfunding of all such underfunded Plans as of December 31, 2002 (as disclosed in Schedule 4.11).

          SECTION 4.12. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders or to the Bankruptcy Court in connection with the negotiation of this Agreement and the other Credit Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such projected financial information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projected financial information include forward-looking statements that by their very nature are subject to significant risks, uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries and that actual results may differ, perhaps materially, from those expressed or implied in such forward-looking statements. There is no fact known to the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Credit Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders or to the Bankruptcy Court for use in connection with the Transactions.

                           Revolving Credit Agreement
                           --------------------------

          SECTION 4.13. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          SECTION 4.14.  Debt Agreements and Liens.

          (a) Debt Agreements. As of the date hereof, Schedule 7.01 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries then outstanding (other than the Existing Credit Agreement and the Existing Obligations), and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 7.01.

          (b) Liens. As of the date hereof, Schedule 7.02 is a complete and correct list of each Lien securing Indebtedness of any Person then outstanding (other than intercompany debt among the Borrower and the Subsidiary Guarantors and the Existing Obligations) and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 7.02.

          SECTION 4.15.  Subsidiaries and Investments.

          (a) Subsidiaries. Set forth in Schedule 4.15(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary (except that, in the case of non-Wholly Owned Subsidiaries, the identity of the owners other than the Borrower and its Subsidiaries need not be specified) and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 4.15(a), (x) each of the Borrower and its Subsidiaries owns, or will own on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of Liens (other than Liens created pursuant to the Credit Documents and the Orders), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.15(a),
(y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and
(z) there are no outstanding Equity Rights with respect to such Person.

          (b) Investments. Set forth in Schedule 7.04 is a complete and correct list of all Investments (other than Investments disclosed in Schedule 4.15(a) and other than Investments of the types referred to in clauses (b), (c), (d) and
(g) of Section 7.04) held by the Borrower or any of its Subsidiaries in any Person on the date hereof or that will be held on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment

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                           --------------------------
and (y) the nature of such Investment. Except as disclosed in Schedule 7.04, each of the Borrower and its Subsidiaries owns (or will own, after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of all Liens (other than Liens created pursuant to the Credit Documents and the Orders), all such Investments.

          (c) Restrictions on Subsidiaries. None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.07.

          SECTION 4.16. Real Property. Set forth in Schedule 4.16 is a list, as of the date hereof, of all of the real property interests held by the Borrower and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.

          SECTION 4.17.  Labor Matters. Except as set forth in Schedule 4.17,
(a) on the date hereof neither the Borrower nor any of its Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement,
(b) on the date hereof, no petition for certification or union election is pending with respect to the employees of the Borrower or any of its Subsidiaries and no union or collective bargaining unit has sought certification or recognition with respect to the employees of any such Person within the three-year period ending on the Effective Date and (c) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened, other than any thereof that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law, regulation or order of any Governmental Authority dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          SECTION 4.18. No Burdensome Restrictions. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or other contractual arrangement imposing burdensome requirements upon the Borrower or any of its Subsidiaries that, taking into account the benefits of such agreement or other arrangement to the Borrower or such Subsidiary, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.19. Existing Obligations. Schedule II sets forth the amount (broken down by principal, face amount of letters of credit, accrued interest, accrued fees and other amounts) of the Existing Obligations outstanding as of the date hereof. Schedule III sets forth the letters of credit issued under the Existing Credit Agreement and outstanding as of the date hereof.

          SECTION 4.20. The Orders. On the date of the making of the initial extension of credit hereunder, the Interim Order shall have been entered and shall not have been stayed,

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                           --------------------------
amended, vacated, reversed, rescinded or otherwise modified in any respect (except as expressly permitted hereunder).

          SECTION 4.21. Priority of Claims. Upon the entry of the Interim Order, the Super-priority Claim status and Liens of the Lenders, the Administrative Agent, the Pre-Petition Administrative Agent and the Existing Lenders shall be as set forth in Section 2.18.

                                    ARTICLE V

                                   CONDITIONS
                                   ----------

          SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

          (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

          (b) Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Calfee, Halter & Griswold LLP, counsel for the Obligors, in form and substance satisfactory to the Administrative Agent covering such matters relating to the Obligors, this Agreement and/or the Transactions (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (c) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (d) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

          (e) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 6.05(b) and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by Section 6.05(b), such certificates to be in such form and contain such information as is specified in Section 6.05(b). In addition, the Borrower shall have delivered a certificate of a Financial Officer of the

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

     Borrower setting forth the insurance obtained by it in accordance with the requirements of Section 6.05(b) and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

          (f) Lien Searches. The results (which shall be satisfactory to the Administrative Agent) of a recent search conducted by a Person satisfactory to the Administrative Agent of Uniform Commercial Code, judgment and tax lien filings in each relevant jurisdiction where property of the Obligors is located, and the results of such search shall reveal no Liens on any of the property of the Obligors except for those permitted under Section 7.02.

          (g) Approvals. All governmental and third party approvals (including the Bankruptcy Court) necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

          (h) Interim Order. At the time of the making of the initial Loans, but in any event no later than 10 days after the Petition Date, the Administrative Agent shall have received a copy of the Interim Order, inter alia, approving the Credit Documents and granting the Super-priority Claim status and Liens described in Section 2.18 and finding that the Lenders are extending credit to the Borrower in good faith within the meaning of
     Section 364(e) of the Bankruptcy Code which (i) shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders and counsel to the Administrative Agent, (ii) shall have been entered upon an application of the Borrower reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, (iii) shall be in full force and effect and (iv) shall not have been stayed, reversed, vacated or rescinded or, without the consent of the Required Lenders, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the performance by the Borrower or the Subsidiary Guarantors of any of their respective obligations hereunder or under the Credit Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

          (i) Adequate Protection. The Administrative Agent shall have received, with a copy for each Lender, a copy of an order or orders of the Bankruptcy Court in form and substance reasonably satisfactory to the Pre-Petition Administrative Agent and the Required Lenders (as defined in the Existing Credit Agreement) pursuant to Section 363(c)(2)(B) of the Bankruptcy Code providing for Liens and other adequate protection contemplated by Section 2.18, which Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect. Such Liens and claims, and the other rights granted in respect of the use of the Existing Lenders' Cash Collateral, may be contained in one or more of the Orders.

          (j) First Day Motions and Orders. All motions and orders submitted to the Bankruptcy Court on or about the Petition Date (such motions being herein called the "First Day Motions") shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                           Revolving Credit Agreement
                           --------------------------

          (k) Fees and Expenses. The Borrower shall have paid to the Administrative Agent on or prior to the Effective Date the fees required to be paid by it pursuant to Section 2.10(c).

          (l) Other Documents. Such other documents as the Administrative Agent (or its counsel) or any Lender may reasonably request.

          SECTION 5.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Obligors set forth in this Agreement and each of the other Credit Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable;

          (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

          (c) the Interim Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect or, if the date of such requested extension of credit is more than 30 days after the Effective Date or if the amount of such requested extension of credit, when added to the total Revolving Credit Exposures, would exceed $25,000,000, the Final Order shall have been entered, which Final Order shall be in full force and effect, shall not have been stayed, reversed, vacated or rescinded or, without the consent of the Required Lenders, modified or amended in any respect and shall be in form and substance satisfactory to the Administrative Agent, the Required Lenders and counsel to the Administrative Agent and, if the Interim Order or the Final Order, as the case may be, is the subject of a pending appeal in any respect, neither the making of such extension of credit nor the performance by the Borrower or any Subsidiary Guarantor of any of its respective obligations under the Credit Documents or under any other instrument or agreement referred to herein or therein shall be the subject of a then effective stay pending appeal; and

          (d) The Borrower shall have paid to the Administrative Agent and the Lenders the then unpaid balance of all accrued and unpaid fees, expenses and other amounts then due and payable under and pursuant to this Agreement.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS
                              ---------------------

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                           --------------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and (unless otherwise specified below) each Lender:

          (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each fiscal quarter of the Borrower, the unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.03(b)(ii), 7.03(b)(iii), 7.03(b)(iv), 7.04(e), 7.05, 7.04(j), 7.08, 7.09, 7.11 and
     7.13 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                           Revolving Credit Agreement
                           --------------------------

          (e) within the time periods specified below in this clause (e), but in any event promptly following delivery of any thereof to the Borrower's senior management, (I) the monthly package of financial and other information prepared for such management for each month and (II) without duplication, the following:

               (i) (A) within 30 days after the end of each month (except within 45 days after the end of March, June and September and within 90 days after the end of December) the unaudited consolidated balance sheet and related statements of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such month and the then elapsed portion of the fiscal year and (B) within 30 days after the end of March, June, September and December, a draft of such consolidated balance sheet and related statements of operations and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year; and

               (ii) within 30 days after the end of each month (except, other than for the information under subclause (F) below, within 45 days after the end of March, June and September and within 90 days after the end of December), information (presented in a form satisfactory to the Required Lenders) for such month (the "Relevant Month") and (to the extent specified below, in the case of the months of March, June, September and December) for the fiscal quarter ending at the end of such month (the "Relevant Fiscal Quarter"), as to the following:

                    (A) sales, orders and backlog of each operating group as of the end of the Relevant Month;

                    (B) a comparison of actual orders, sales and Consolidated EBITDAR for the Relevant Month and (in the case of each of March, June, September and December) the Relevant Fiscal Quarter to the corresponding monthly or quarterly period, as appropriate, in the annual operating budget, with written explanations of material variances,

                    (C) key working capital ratios as of the end of the Relevant Month;

                    (D) sales, general and administrative expenses for the Relevant Month;

                    (E) accounts receivable balances, including identification of significant past-due accounts receivables as of the end of the Relevant Month;

                    (F) the unaudited consolidating balance sheet and related statement of operations of each of the Borrower and its Subsidiaries as of the end of and for the Relevant Month, (in the case of each of March,

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                                      -55-

               June, September and December) as of the end of and for the Relevant Fiscal Quarter and for the then elapsed portion of the fiscal year; and

                    (G) a draft of the consolidating balance sheet and related statement of operations of each of the Borrower and its Subsidiaries as of the end of and for the Relevant Month, (in the case of each of March, June, September and December) as of the end of and for the Relevant Fiscal Quarter and for the then elapsed portion of the fiscal year;

          (f) promptly upon receipt thereof, copies of all significant reports submitted to the Borrower or any of its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower and its Subsidiaries made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

          (h) (i) on or prior to the first day of each fiscal year of the Borrower, a draft of the annual operating budget for such fiscal year of the Borrower and its Subsidiaries (in form satisfactory to the Required Lenders); and (ii) as soon as available but in any event no later than 30 days after the commencement of each fiscal year of the Borrower, a final annual operating budget for such fiscal year of the Borrower and its Subsidiaries (in form satisfactory to the Required Lenders);

          (i) as soon as possible but in no event later than 45 days after the end of each fiscal quarter, an update of the annual operating budget for the current fiscal year delivered under clause (h) above (in form satisfactory to the Required Lenders), setting forth (x) actual year-to-date performance through the end of such quarter and (y) reforecasts for each fiscal quarter remaining in the then current fiscal year of the Borrower and comparing such reforecasts to such annual operating budget and any prior re-forecasts for each such fiscal quarter furnished under this clause (i);

          (j) not later than Wednesday of each bi-weekly period (or if such day is not a Business Day, the next succeeding Business Day), commencing with Wednesday, July 23, 2003, a 13-week forecast of the cash flows of the Borrower and its Subsidiaries (in form satisfactory to the Required Lenders);

          (k) not later than Wednesday of each week (or if such day is not a Business Day, the next succeeding Business Day), (i) a comparison of the actual performance with the corresponding line items for the relevant periods under the Approved Budget and (ii) a flash report as to the actual performance of the prior week ending Friday;

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                                      -56-

          (l) to the Administrative Agent and its counsel and the Lenders, promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Subsidiary Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Subsidiary Guarantors to any official committee appointed in the Cases; and

          (m) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Credit Documents, as the Administrative Agent or any Lender may reasonably request.

          SECTION 6.02. Notices of Certain Events and Developments. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,500,000;

          (d) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000;

          (e) with respect to contracts being sought by the Borrower or any of its Subsidiaries, (i) the failure to obtain any such contract which was reasonably projected to produce annual gross revenues of at least $3,000,000 following the submission of a bid therefor and (ii) the notification of the award of any such contract which would reasonably be projected to produce annual gross revenues of at least $3,000,000;

          (f) any material change in the contractual arrangements with any existing customer of the Borrower or any of its Subsidiaries (including the loss of any such customer reasonably projected to produce annual gross revenues of at least $3,000,000), or the entering into of arrangements with a new customer reasonably projected to produce annual gross revenues of at least $3,000,000, including a reasonably detailed description of such arrangements (or the changes thereto, as applicable);

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                                      -57-

          (g) the termination or departure of any existing officer or senior business unit manager of the Borrower or any of its Subsidiaries, or the hiring of any new officer or senior business unit manager of the Borrower or any of its Subsidiaries; and

          (h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under clauses (a), (b), (c), (d) and (h) of this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03(a).

          SECTION 6.04. Payment of Obligations. Except as excused by the Bankruptcy Code or by an applicable order of the Bankruptcy Court, the Borrower will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations, including Tax liabilities, that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Cases, except, so long as no material property or assets (other than money for such obligation and the interest or penalty accruing thereon) of the Borrower or any of its Subsidiaries is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 6.06. Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives of the Administrative Agent (which may include any Lender designated by the Administrative Agent or any advisor engaged by the Administrative Agent or its counsel), upon at least one Business Day's prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, employees and independent accountants, all at such reasonable times and as often as reasonably requested (which visits and inspections shall be at the Borrower's sole expense).

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                                      -58-

          SECTION 6.07. Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) all applicable laws (including, without limitation, Environmental Laws), rules, regulations, orders, permits or other authorization of or from any Governmental Authority, and (ii) all indentures, agreements and other instruments binding upon its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to fund the working capital and general corporate needs of the Borrower and its Subsidiaries, including payment of (a) the Carve-Out and (b) other expenses necessary for the operation of the business (including pre-petition claims approved by the Bankruptcy Court pursuant to the First Day Motions) to the extent permitted hereunder. Any Letters of Credit issued or continued hereunder shall be used only in the ordinary course of business of the Borrower and its Subsidiaries. No portion of the Loans or the Letters of Credit shall be used for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Notwithstanding the foregoing, no portion of the Loans, Letters of Credit, the Existing Lenders' Cash Collateral, the Carve-Out, the Pre-Petition Collateral or the Collateral shall be used (i) to assert any claims or commence or prosecute any action against the Existing Lenders, the Pre-Petition Administrative Agent, the Lenders or the Administrative Agent or (ii) to object to or contest in any manner, or raise any defense to (x) the claims of the Existing Lenders against the Borrower and the Subsidiary Guarantors or the Existing Lenders' Liens which secure the Existing Obligations, (y) the Super-priority Claim or Liens granted to the Administrative Agent and the Lenders pursuant to the Credit Documents and the Orders or (z) the replacement Liens granted to the Pre-Petition Administrative Agent and the Existing Lenders pursuant to Section 2.18 and the Orders.

          SECTION 6.09. Ownership of Subsidiaries. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall be necessary to ensure that each of the Subsidiary Guarantors is a Wholly Owned Subsidiary; provided that in the case of any Subsidiary Guarantor that as of the Petition Date is not a Wholly Owned Subsidiary as identified in
Schedule 4.15(a), the Borrower will, and will cause each of the Subsidiary Guarantors to, own not less than the percentage of such ownership interests of such Subsidiary Guarantor as of the Petition Date.

                                   ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 7.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

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                                      -59-

          (a)  Indebtedness created under the Credit Documents;

          (b) Indebtedness under the Existing Credit Agreement and under the Credit Documents (as defined therein);

          (c) other Indebtedness (including any Indebtedness of the Borrower or any Subsidiary owing to any Subsidiary) existing on the date hereof and set forth in Schedule 7.01, and any extensions, renewals or replacements of any such Indebtedness; and

          (d) unsecured Indebtedness of the Borrower owing to any Subsidiary Guarantor incurred after the Petition Date.

          SECTION 7.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created pursuant to the Credit Documents and the Orders (including in connection with the Carve-Out);

          (b)  Liens created pursuant to the Existing Credit Agreement;

          (c)  Permitted Encumbrances; and

          (d) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the Petition Date and set forth in Schedule 7.02; provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

          SECTION 7.03.  Fundamental Changes.

          (a) Mergers, Consolidations, Etc. The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

               (i) any Subsidiary Guarantor of the Borrower may merge into the Borrower or another Subsidiary Guarantor, provided that, in any such transaction involving the Borrower, the Borrower shall be the surviving corporation;

               (ii) any Foreign Subsidiary of the Borrower may merge into any other Foreign Subsidiary; and

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                                      -60-

               (iii) any Subsidiary of the Borrower (other than any Subsidiary Guarantor) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders (and the Borrower shall give at least 15 Business Days' written notice of such liquidation or dissolution to the Administrative Agent).

          (b) Dispositions. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any part of its business or property, whether now owned or hereafter acquired including receivables and leasehold interests, except:

               (i) the Disposition of any inventory or other property in the ordinary course of business and on ordinary business terms;

               (ii) the Disposition of obsolete or worn-out property no longer used or useful in its business, so long as the amount thereof sold by the Borrower and the Subsidiary Guarantors shall not have an aggregate fair market value in excess of $1,000,000;

               (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to any Subsidiary Guarantor, or any Foreign Subsidiary may sell, transfer, lease or otherwise dispose of its assets to another Foreign Subsidiary, provided that the aggregate fair market value of assets that may be so sold, transferred, leased or disposed of shall not exceed $5,000,000; and

               (iv) the Disposition of assets no longer necessary in the business of the Borrower and its Subsidiaries so long as the aggregate fair market value of all such assets shall not exceed $1,000,000.

          (c) Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, or acquire any option to make any such acquisition, except:

               (i) purchases of inventory and other property to be sold or used in the ordinary course of business;

               (ii)  Investments permitted under Section 7.04;

               (iii) Dispositions permitted under Section 7.03(b); and

               (iv)  Capital Expenditures.

          (d) Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

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                                      -61-

          (e) Equity Issuance. The Borrower will not, nor will it permit any of its Subsidiaries, to make any Equity Issuance after the date hereof, except the Equity Issuances contemplated by the Reorganization Plan.

          SECTION 7.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a)  Investments outstanding on the date hereof and identified in
     Schedule 7.04;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) Investments by the Borrower or any of its Subsidiaries in the Borrower and its Subsidiaries on the date hereof;

          (e) additional Investments of the Borrower or any of its Subsidiaries in any of the Subsidiary Guarantors after the date hereof, provided that the aggregate amount of such additional Investments shall not exceed $1,000,000 in the aggregate;

          (f) Swap Agreements for interest rate protection entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes;

          (g) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

          (h)  Indebtedness permitted under Section 7.01;

          (i) Dispositions of inventory or other property in the ordinary course of business and on ordinary business terms; and

          (j) additional Investments up to but not exceeding $1,000,000 in the aggregate (and, for purposes of this clause (j), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out).

          SECTION 7.05. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except the repurchase by the Borrower of its capital stock from the Borrower's existing 401(k) plan not exceeding $1,500,000 in the aggregate to the extent resulting

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                           --------------------------

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                                      -62-

from trades initiated by the plan administrator. Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

          SECTION 7.06. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

          (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; and

          (b) transactions between or among the Borrower and the Subsidiary Guarantors not otherwise involving any other Affiliate; and

          (c)  transactions contemplated by the Transactions and the Orders.

          SECTION 7.07. Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; provided that:

               (i) the foregoing shall not apply to (x) restrictions and conditions imposed by law or by this Agreement, (y) other restrictions and conditions existing on the date hereof identified on Schedule 7.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and
     (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and

               (ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases and other contracts restricting the assignment thereof.

          SECTION 7.08. Operating Leases. The Borrower will not nor will it permit any of its Subsidiaries to, become or remain liable in any way, whether directly or indirectly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating leases (other than intercompany leases between the Borrower and its Subsidiaries), if the aggregate amount of all rents paid by the Borrower and its Subsidiaries under all such operating leases would exceed $600,000 in any calendar month.

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                           --------------------------

          SECTION 7.09. Minimum Consolidated EBITDAR. The Borrower will not permit its Consolidated EBITDAR for any month ending after the date hereof to be less than $2,400,000.

          SECTION 7.10. Modifications of Certain Documents. The Borrower will not consent or otherwise agree to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to (i) the charter or by-laws of the Borrower or any of the Subsidiary Guarantors, (ii) any agreement or instrument providing for or evidencing Indebtedness of the Borrower or any of its Subsidiaries or (iii) any other agreement material to the business of the Borrower and its Subsidiaries taken as a whole, in each case without the prior consent of the Required Lenders (or the Administrative Agent, acting with the approval of the Required Lenders).

          SECTION 7.11. Sale and Leaseback. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries, other than such transactions not exceeding an aggregate sale price of $1,000,000.

          SECTION 7.12. Fiscal Year. The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year from a calendar year ending December 31.

          SECTION 7.13.  Payment of Certain Amounts; Receipts.

          (a) Payment of Pre-Petition Claims of Vendors and Suppliers. The Borrower will not, nor will it permit any of its Subsidiaries to, pay any amount owed to any pre-Petition Date vendor or supplier, other than those payments approved by order of the Bankruptcy Court entered on a First Day Motion and consented to by the Required Lenders and the Administrative Agent.

          (b) Payments in Accordance with Approved Budget. The Borrower will not, nor will it permit any of its Subsidiaries to, make any expenditure (including any Capital Expenditures) or payment during any weekly period specified in the Approved Budget (the "current week") (beginning with the weekly period ending July 12, 2003) if, after giving effect thereto, (i) the aggregate amount of expenditures and/or payments by the Borrower and its Subsidiaries in respect of any line item specified in the Approved Budget for the period beginning with the weekly period ended July 5, 2003 and ending with the current week (the "relevant measurement period") would exceed 115% of the cumulative budgeted amount for such line item for the relevant measurement period or (ii) the aggregate amount of all expenditures and/or payments by the Borrower and its Subsidiaries for the relevant measurement period would exceed 110% of the cumulative budgeted amount for all line items for such period. For purposes of the foregoing, a "line item" under the Approved Budget refers to any of "Vendor Payments - Material Disbursements", "Vendor Payments - Non-Material Disbursements", "Payroll & Payroll Taxes" and "Payment to CHELP UK".

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                           --------------------------

          (c) Receipts in Accordance with Approved Budget. The Borrower will not permit, as at the end of any weekly period specified in the Approved Budget (beginning with the weekly period ending July 12, 2003), total cash receipts of the Borrower and its Subsidiaries for the two-week period ending with such weekly period to be less than 80% of the cumulative budgeted amount under the Approved Budget for total cash receipts for such two-week period.

          SECTION 7.14. Chapter 11 Claims. The Borrower will not, nor will it permit any of its Subsidiaries to, except for the Carve-Out, incur, create, assume, suffer to exist or permit any other Super-priority Claim or Lien which is pari passu with or senior to the claims of (a) the Administrative Agent and the Lenders granted pursuant to the Credit Documents and the Orders or (b) other than for claims referenced in clause (a), the Pre-Petition Administrative Agent and the Existing Lenders granted pursuant to Section 2.18 and the Orders.

          SECTION 7.15. Reclamation Claims; Bankruptcy Code Section 546(g) Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, (a) make any payments (except as provided by Section 7.14) or transfer any property on account of claims asserted by any vendors of the Borrower or any Subsidiary for reclamation in accordance with Section 2-702 of the Uniform Commercial Code of the State of New York and Section 546(c) of the Bankruptcy Code; or (b) unless otherwise agreed by the prior written consent of the Administrative Agent, enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of inventory to any vendor pursuant to
Section 546(g) of the Bankruptcy Code.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

          SECTION 8.01. Events of Default. If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection

                           Revolving Credit Agreement
                           --------------------------
     with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.01, 6.02, 6.03 (with respect to any Obligor's existence), 6.08 or 6.09 or in Article VII;

          (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Credit Document and such failure shall continue unremedied for a period of 10 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any post-petition Indebtedness (other than Indebtedness under the Credit Documents) aggregating $500,000 or more, or any payment of any amount under any Swap Agreements, in each case when and as the same shall become due and payable (after taking into account applicable grace periods, if any);

          (g) one or more judgments for the payment of money (not covered by insurance to the extent the relevant insurer has acknowledge coverage thereunder) in an aggregate amount in excess of $500,000, shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof, and all such judgment(s) shall not have been vacated, stayed or bonded pending appeal within the time required by the terms of such judgment or applicable law;

          (h) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,500,000;

          (i) there shall have been asserted against the Borrower or any of its Subsidiaries after the Petition Date an Environmental Claim that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000 (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

          (j) a Change in Control shall occur other than pursuant to the Reorganization Plan;

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                           --------------------------

          (k) any Subsidiary of the Borrower (other than CHEL) shall cease to be a Wholly Owned Subsidiary (except (i) as a result of any transactions expressly permitted under Article VII or (ii) otherwise expressly permitted under Section 6.09);

          (l) (i) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or (ii) a trustee under chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases;

          (m) (i) unless the Administrative Agent and the Required Lenders otherwise agree, an order of the Bankruptcy Court shall be entered granting (except for the Carve-Out) another Super-priority Claim or Lien pari passu with or senior to that granted to the Administrative Agent and the Lenders pursuant to this Agreement and the Orders, (ii) an order of a court of competent jurisdiction shall be entered reversing, staying, vacating or rescinding either of the Orders, (iii) an order of a court of competent jurisdiction shall be entered amending, supplementing or otherwise modifying either of the Orders (x) in respect of the total outstanding Revolving Credit Exposures or the total Commitments, without the consent of the Administrative Agent and the Required Lenders, or (y) in respect of the grant of adequate protection pursuant to Section 2.18(c) or the Orders, without the consent of the Pre-Petition Administrative Agent and the Existing Required Lenders, or (iii) the Existing Lenders' Cash Collateral shall be used in a manner inconsistent with the Orders without the consent of the Pre-Petition Administrative Agent and the Existing Required Lenders;

          (n) an order of the Bankruptcy Court shall be entered in any of the Cases appointing an examiner having enlarged powers relating to the operation of the business of the Borrower and the Subsidiary Guarantors (powers beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

          (o) an order shall be entered granting relief from the automatic stay so as to allow a third party to proceed against any property of the Borrower or any Subsidiary Guarantor which has a value in excess of $500,000 in the aggregate;

          (p) any pleading by the Borrower or any Subsidiary Guarantor seeking, or otherwise consenting to, any of the matters set forth in clauses (l) and
     (o), above shall be filed;

          (q) the Borrower or any Subsidiary Guarantor shall file any pleading seeking, or otherwise consenting to, (i) the invalidation, subordination or other challenging of the Liens granted to secure the Existing Obligations or (ii) any relief under Section 506(c) of the Bankruptcy Code with respect to any property which secures the Existing Obligations;

          (r) there shall occur any event or development after the Petition Date (other than with respect to any change of the type that customarily occurs following commencement of a proceeding under chapter 11 of the Bankruptcy Code) that, in the judgment of the Required Lenders, has had or could reasonably be expected to have a Material Adverse Effect;

                           Revolving Credit Agreement
                           --------------------------

          (s) the entry of the Final Order shall not have occurred within 30 days after the Petition Date;

          (t) the Borrower or any Subsidiary Guarantor shall have breached a term, condition, representation or warranty of any Letter Agreement (or the Term Sheet attached thereto), or the Borrower shall terminate any Letter Agreement, or the Borrower shall enter into an Alternative Transaction (as defined in such Term Sheet); or

          (u) the Borrower or any Subsidiary Guarantor shall violate or breach the Orders or file any pleadings seeking, joining in, or otherwise consenting to any violation or breach of the Orders;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent may, at the request of, or with the consent of the Required Lenders, by notice to the Borrower (with copies to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the office of the United States Trustee), take one or more of the following actions, at the same or different times (provided that with respect to clause (iii) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (iv) below, the Administrative Agent shall provide the Borrower (with copies to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the office of the United States Trustee) with five Business Days' written notice prior to taking the action contemplated thereby):
(i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, any LC Exposure constituting then drawn and unreimbursed Letters of Credit, together with accrued interest thereon and any unpaid accrued fees and all other Obligations accrued hereunder and under any other Credit Document in respect of the Commitments, the Loans or the Letters of Credit, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding, (iii) set off amounts in the Collateral Account, the Concentration Account or any other accounts of the Borrower and apply such amounts to the Obligations hereunder and under the other Credit Documents, and
(iv) exercise any and all remedies under this Agreement, the Orders, and applicable law available to the Administrative Agent and the Lenders.

          Anything herein to the contrary notwithstanding, it is understood that
(i) no Lender has the right to individually terminate its Commitments (such right of termination residing with the Administrative Agent as provided above),
(ii) no Lender has the right to declare its Loans due and payable, and (iii) no Lender has the right to exercise any remedies against the Collateral (such right to exercise remedies residing with the Administrative Agent as provided herein).

          SECTION 8.02. Remedies; Obtaining the Collateral Upon Default. The Borrower agrees that, if the Commitment Termination Date shall have occurred, then and in every such case, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law, and without application to or order of the Bankruptcy Court, shall have all

                           Revolving Credit Agreement
                           --------------------------
rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may (subject to the giving of any notice required under Section 8.01):

          (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Borrower or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any mandatory Requirement of Law), and for that purpose may enter upon the Borrower's or any Subsidiary Guarantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower and any Subsidiary Guarantor;

          (b) instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Concentration Account or the Collateral Account;

          (c) withdraw all monies, securities and instruments in the Concentration Account or the Collateral Account for application to the Obligations;

          (d) sell, assign or otherwise liquidate, or direct the Borrower and/or any Subsidiary Guarantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

          (e) take possession of the Collateral or any part thereof, by directing the Borrower and/or any Subsidiary Guarantor in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event the Borrower or such Subsidiary Guarantor, as applicable, shall at its own expense:

               (i) forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent,

               (ii) store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 8.03, and

               (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that the Borrower's and the Subsidiary Guarantors' obligations so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to the Bankruptcy Court, the Administrative Agent shall be entitled to a decree requiring specific performance by the Borrower and the Subsidiary Guarantors of such obligations.

          SECTION 8.03. Remedies; Disposition of the Collateral. Upon the occurrence and during the continuance of an Event of Default, without application to or order of the

                           Revolving Credit Agreement
                           --------------------------

Bankruptcy Court, any Collateral repossessed by the Administrative Agent under or pursuant to Section 8.02 or the Orders or otherwise, and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, in compliance with any mandatory Requirements of Law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair which the Administrative Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrower specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Borrower or any nominee of the Borrower to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrower specifying the time and place of such sale and, in the absence of applicable Requirement of Law, shall be by public auction (which may, at the Administrative Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in the national edition of The Wall Street Journal and one newspaper in general circulation in Cleveland, Ohio. Subject to Section 8.05, to the extent permitted by any such Requirement of Law, the Administrative Agent on behalf of the Lenders and/or the holders of the promissory notes evidencing the Loans may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the Borrower or any Subsidiary Guarantor or the Existing Lenders (except to the extent of surplus money received as provided in Section 8.05). If, under any mandatory Requirement of Law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Borrower or any Subsidiary Guarantor as hereinabove specified, the Administrative Agent need give the Borrower only such notice of disposition as shall be reasonably practicable.

          SECTION 8.04. Waiver of Claims. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, EACH OF THE BORROWER AND THE SUBSIDIARY GUARANTORS HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER WOULD OTHERWISE HAVE UNDER ANY REQUIREMENT OF LAW AND THE BORROWER HEREBY FURTHER WAIVES, TO THE EXTENT PERMITTED BY LAW:

     (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent's or any Lender's gross negligence or willful misconduct;

                           Revolving Credit Agreement
                           --------------------------

     (ii) all other requirement to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

     (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Borrower and each Subsidiary Guarantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

          SECTION 8.05. Application of Proceeds; Priority of Loans and LC Exposure. (a) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, (i) if the Administrative Agent takes action under Section 8.01 upon the occurrence and during the continuance of an Event of Default, any payment by the Borrower or any Subsidiary Guarantor on account of principal of and interest on the Loans and any proceeds arising out of any realization (including after foreclosure) upon the Collateral shall be applied as follows: first, to the payment in full of all costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Administrative Agent or any of the Lenders in connection with any such realization upon the Collateral, second, as a permanent reduction of the Commitments, pro rata to the payment in full of the Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof), third, as a permanent reduction of the Commitments, to the payment in full of LC Exposure constituting unreimbursed drawings under any Letter of Credit, and fourth, as a permanent reduction of the Commitments, to cash collateralize Letters of Credit in an amount equal to 105% of the aggregate amount of all LC Exposure constituting undrawn Letters of Credit in the manner set forth in Section 2.04(k), and (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by the Borrower or any Subsidiary Guarantor or otherwise in a manner inconsistent with clause (i) of this Section shall be held in trust and paid over or delivered to the Administrative Agent so that the priorities and requirements set forth in such clause (i) are satisfied.

          (b) It is understood that the Borrower and the Subsidiary Guarantors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.

          SECTION 8.06. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Orders or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the

                           Revolving Credit Agreement
                           --------------------------
obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including attorney's fees, and the amounts thereof shall be included in such judgment.

          SECTION 8.07. Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Borrower, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created pursuant to the Credit Documents and the Orders, and all rights, remedies and powers of the Administrative Agent and the Lenders shall continue as if no such proceeding had been instituted.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT
                            ------------------------

          Each of the Lenders and the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the

                           Revolving Credit Agreement
                           --------------------------

Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (ii) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the

                           Revolving Credit Agreement
                           --------------------------

Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

          Notwithstanding anything herein to the contrary, the Lead Arranger and Bookrunner named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement or the other Credit Documents.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

          SECTION 10.01. Notices . Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or any Subsidiary Guarantor, to the Borrower at Chart Industries, Inc., 5885 Landerbrook Drive, Suite 150, Mayfield Heights, Ohio 44124, Attention of Michael F. Biehl (Telecopy No. (440) 753-1491; Telephone No. (440) 753-1490);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, 1111 Fannin Street, 10/th/ Floor, Houston, Texas 77002-8069, Attention of Loan and Agency Services Group (Telecopy No. (713) 750-2782; Telephone No. (713) 750-2102), with a copy to JPMorgan Chase Bank, 270 Park Avenue, 20th Floor, New York, New York 10017, Attention of Roger Odell (Telecopy No. (212) 270-0506; Telephone No. (212) 270-0433);

          (c) if to an Issuing Lender, to it at its address specified in writing to the Borrower and the Administrative Agent; and

          (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and

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                           --------------------------
other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. Waivers; Amendments.

          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

          (b) Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Subsidiary Guarantors and the Required Lenders or by the Borrower, the Subsidiary Guarantors and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

          (i) increase any Commitment of any Lender without the written consent of such Lender;

          (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender directly affected thereby;

          (iii) postpone the date of any regularly scheduled payment of principal of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby;

          (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types of Loans, without the written consent of each Lender;

          (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any

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                                      -75-

     determination or grant any consent hereunder, without the written consent of each Lender;

          (vi) release any Subsidiary Guarantor from any of its guarantee obligations under Article III, without the written consent of each Lender (except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Subsidiary Guarantor from such obligations that is the subject of a disposition or other transaction which is permitted hereunder or to which the Required Lenders have consented);

          (vii) release any funds on deposit in the Collateral Account (other than to pay LC Exposure), without the written consent of each Lender;

          (viii) release all or a material portion of the Collateral for the Obligations, without the written consent of each Lender (except that no such consent shall be required, and the Administrative Agent is authorized to release) any Collateral sold, transferred or otherwise disposed of as permitted hereunder or to which the Required Lenders have consented; and

          (ix) consent to the assignment or transfer by the Borrower or any Subsidiary Guarantor of any of its rights and obligations under this Agreement and the other Credit Documents, without the written consent of each Lender;

and provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Lender hereunder without the prior written consent of the Administrative Agent or the affected Issuing Lender, as the case may be, and (y) that any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor. Notwithstanding the foregoing, the terms and conditions of Section 11 can be amended, waived or modified by the Administrative Agent and the Required Lenders.

          SECTION 10.03. Expenses; Indemnity; Damage Waiver.

          (a) Costs and Expenses. The Borrower agrees (i) to pay or reimburse the Administrative Agent and the Lenders for all out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, upon receipt of a reasonably detailed invoice, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to each of the Lenders and professionals engaged by the Administrative Agent and any of the Lenders,
(ii) to pay or reimburse each such Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and each of the Lenders and professionals engaged by the Administrative Agent and the Lenders, upon receipt of a reasonably detailed invoice, (iii) to pay, and indemnify and hold harmless each Lender and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in

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                                      -76-

paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents and (iv) to pay all the actual and reasonable expenses of the Administrative Agent and each Lender related to this Agreement, the other Credit Documents, the Loans or the Letters of Credit in connection with the Cases upon receipt of a reasonably detailed invoice (including, without limitation, the on-going monitoring by the Administrative Agent and each Lender of the Cases, including attendance by the Administrative Agent, each such Lender and the Administrative Agent's counsel at hearings or other proceedings and the on-going review of documents filed with the Bankruptcy Court). Without limiting the Borrower's obligations to pay such reasonable fees and expenses, the Administrative Agent shall notify the Borrower promptly after the engagement of any such counsel or other professionals referred to in clauses (i), (ii) and
(iv) above. Except for the Carve-Out, the Borrower shall not be entitled to assert any charges under Section 506(c) of the Bankruptcy Code against any Collateral securing the Obligations under this Agreement, any of the Credit Documents or any Collateral securing the Existing Obligations.

          (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the relevant Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence, release or threatened release of Hazardous Materials relating to any property owned or operated by the Borrower or any of its Subsidiaries, or any violation, non-compliance with or liability under any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any of its respective property, or
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss,

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                                      -77-

claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Lender in its capacity as such, and provided further that such indemnity shall not be available to the Administrative Agent or such Issuing Lender to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Issuing Lender, as the case may be.

          (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 10.04. Successors and Assigns.

          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it), with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), provided that (i) no such consent shall be required for an assignment by a Lender to another Lender, (ii) except in the case of an assignment by a Lender to another Lender or an Affiliate of a Lender or in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Administrative Agent otherwise consents, (iii) each partial assignment of Commitment or Loans shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations of such Commitment and Loans under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 to be paid by the assignor, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent (with a

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
copy to the Borrower) an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lenders, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment,

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
modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) or described in the first proviso to Section 10.02(c) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and
2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

          (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Subsidiaries or Affiliates without the prior consent of each Lender.

          SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 3.03 and 10.03 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of

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
which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. Right of Setoff . Subject to (i) the Carve-Out and (ii) the giving of any notice required under Section 8.01, notwithstanding the provisions of Section 362 of the Bankruptcy Code, if an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 10.09. Governing Law; Jurisdiction; Etc.

          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York and, to the extent applicable, the Bankruptcy Code.

          (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from jurisdiction, to such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or

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
proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10. WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11. Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. Treatment of Certain Information; Confidentiality.

          (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization

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
shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          (b) Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (vi) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (viii) with the consent of the Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis (and not as a result of a breach of any applicable confidentiality agreement known to the Administrative Agent, any Issuing Lender and/or any Lender) from a source other than an Obligor. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, the Administrative Agent, the Lenders and the Obligors (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment or tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws, and except that, with respect to any document or similar item that in either case contains information concerning the U.S. tax treatment or U.S. tax structure of such transactions as well as other information, this paragraph shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

          SECTION 10.13. Absence of Prejudice to the Existing Lenders with Respect to Matters Before the Bankruptcy Court . The Borrower and each Subsidiary Guarantor acknowledges that the Bankruptcy Code and Bankruptcy Rules require it to seek Bankruptcy

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

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Court authorization for certain matters that may also be addressed in this
Agreement. Neither the Borrower nor any Subsidiary Guarantor will (a) mention in any pleading or argument before the Bankruptcy Court in support of, or in any way relating to, a position that Bankruptcy Court authorization should be granted on the ground that such authorization is permitted by this Agreement (unless a Person opposing any such pleading or argument relies on this Agreement to assert or question the propriety of such) or (b) in any way attempt to support a position before the Bankruptcy Court based on the provisions of this Agreement. Notwithstanding the foregoing, the Borrower and each Subsidiary Guarantor are expressly permitted to mention in any pleading, motion or application filed with the Bankruptcy Court, in support of any position, the existence of this Agreement and the availability to the Borrower of the credit provided by the Lenders hereunder. The Administrative Agent or any Lender, in its capacity as the agent under the Existing Credit Agreement or an Existing Lender, respectively, shall be free to bring, oppose or support any matter before the Bankruptcy Court no matter how treated in this Agreement, and the fact that the Administrative Agent is also the agent and any Lender is also an Existing Lender under the Existing Credit Agreement shall in no way prejudice the rights of the Administrative Agent or any Existing Lender under the Existing Credit Agreement or hereunder.

                                   ARTICLE XI

                          Conversion to Exit Financing
                          ----------------------------

          SECTION 11.01. Agreement upon Form of Exit Financing Revolving Credit Agreement . Prior to the Reorganization Effective Date, the Lenders, the Administrative Agent and the Borrower shall in good faith work to prepare, negotiate, complete and agree upon the form of credit agreement to amend and replace this Agreement pursuant to Section 11.02 (such credit agreement in the form so agreed, the "Exit Financing Revolving Credit Agreement") and, upon reaching such agreement, the Administrative Agent and the Borrower shall execute and deliver a letter agreement stating that they have reached agreement upon the form of the Exit Financing Revolving Credit Agreement and attach such form thereto.

          SECTION 11.02. Conversion to Exit Financing Revolving Credit Agreement .. Upon and as of the Reorganization Effective Date, but if and only if (a) the Maturity Date has not occurred and (b) the Conversion Conditions (as defined below) have been satisfied (or waived) as of the Reorganization Effective Date,
(i) each party to the Exit Financing Revolving Credit Agreement shall on the Reorganization Effective Date execute and deliver the Exit Financing Revolving Credit Agreement, (ii) this Agreement shall automatically be deemed to have been amended and restated in its entirety by the Exit Financing Revolving Credit Agreement, (iii) each Letter of Credit outstanding hereunder as of the Reorganization Effective Date shall be continued as a letter of credit under the Exit Financing Revolving Credit Agreement on the Reorganization Effective Date,
(iv) all parties to this Agreement shall thereafter be bound by the Exit Financing Revolving Credit Agreement and shall have the rights and obligations set forth therein and (v) all Obligations under this Agreement shall be subject to the terms and conditions of the Exit Financing Revolving Credit Agreement (all of the foregoing, the "Conversion" and the Reorganization Effective Date, if the Conversion occurs, the "Conversion Date"); provided that each party hereto understands and agrees that, subject to the

                           Revolving Credit Agreement
                           --------------------------
terms and conditions of this Section 11 having been satisfied, the failure of any party to execute and deliver the Exit Financing Revolving Credit Agreement as required above shall not prevent the Conversion from occurring, such party shall be deemed to have executed and delivered the Exit Financing Revolving Credit Agreement and the Exit Financing Revolving Credit Agreement shall become a binding obligation of such party whether or not it executes and delivers the Exit Financing Revolving Credit Agreement.

          SECTION 11.03. Conditions Precedent to Conversion . The Conversion pursuant to Section 11.02 is subject to the satisfaction of all of the following conditions precedent (any of which may be waived by the Administrative Agent and the Required Lenders in whole or in part) (the "Conversion Conditions"):

          (a) Form of Exit Financing Revolving Credit Agreement. The Administrative Agent, the Required Lenders and the Borrower shall have agreed upon the terms of the Exit Financing Revolving Credit Agreement and executed a letter so stating in accordance with Section 11.01.

          (b) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order on or before September 15, 2003, which (i) shall have been entered upon an application of the Borrower satisfactory in form and substance to the Administrative Agent and the Required Lenders, (ii) shall confirm the Reorganization Plan under Section 1129(b) of the Bankruptcy Code, (iii) shall be certified by the Bankruptcy Court as having been duly entered, (iv) shall be in full force and effect and (v) shall have become a Final Order and shall not have been vacated, reversed, modified, amended, rescinded or stayed without the prior written consent of the Administrative Agent and the Required Lenders.

          (c) Effectiveness of the Reorganization Plan. All conditions to the effectiveness for the consummation of the Reorganization Plan shall have been satisfied or waived in accordance with the Reorganization Plan, the Reorganization Effective Date shall have occurred and the Reorganization Plan shall be effective.

          (d) No Default. There shall be no Default that has occurred and is continuing and the Borrower shall have delivered to the Administrative Agent a certificate to the foregoing effect. The representations and warranties set forth in Article IV and in the other Credit Documents shall be true and correct without giving effect to any materiality or Material Adverse Effect qualifiers therein on and as of the Conversion Date and shall be true and correct in all material respects (without giving effect to any materiality or Material Adverse Effect qualifiers therein) as of any such date after the Conversion Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and the Borrower shall have delivered to the Administrative Agent a certificate to the foregoing effect.

          (e) Certain Documents. The Administrative Agent shall have received on the Conversion Date each of the following, each dated the Conversion Date unless otherwise indicated or agreed to by the Administrative Agent and the Required Lenders, in form and substance reasonably satisfactory to the Administrative Agent, its counsel and the Required Lenders, and in sufficient copies for each Lender:

                           Revolving Credit Agreement
                           --------------------------

               (i) originally executed copies of a written opinion of (i) each of Skadden Arps Slate Meagher & Flom LLP and Calfee, Halter & Griswold LLP, each as counsel for the Obligors, and (ii) such other counsel to one or more of the Obligors as the Administrative Agent shall request, in form and substance reasonably satisfactory to the Administrative Agent, its counsel and the Required Lenders and that address customary financing, including security interest, matters, dated as of the Conversion Date;

               (ii) a certificate from the Borrower's insurance broker or other evidence satisfactory to the Administrative Agent and the Required Lenders that all insurance required to be maintained by Section 6.05, including but not limited to liability insurance and property insurance with respect to the Collateral, is in full force and effect and that the Administrative Agent on behalf of the Lenders has been named as additional insured and/or loss payee, as applicable, thereunder;

               (iii) such other certificates, documents, agreements and financial and other information as any Lender through the Administrative Agent may reasonably request.

          (f) Security Interest. Each Obligor shall have granted the Lenders a continuing first priority Lien and security interest in the Collateral (subject to the Super-priority Claims on the Collateral, the Carve-Out and the Liens permitted under the Exit Financing Revolving Credit Agreement) as provided in
Section 2.18.

          (g) Absence of Liens and Encumbrances. The Administrative Agent shall have received on the Conversion Date copies of Uniform Commercial Code, tax and judgment lien search reports and other appropriate evidence reflecting the absence of Liens and encumbrances on the assets of the Borrower and the other Obligors (other than the Liens permitted under the Exit Financing Revolving Credit Agreement), in form and substance satisfactory to the Administrative Agent and each Lender and each of their respective counsel, and in sufficient copies for each Lender.

          (h) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all reasonable fees and expenses then owing to the Administrative Agent or the Lenders whether pursuant to Section 10.03 or otherwise, including without limitation, reasonable fees and expenses of counsel.

          (i) Material Adverse Change. There shall have been no Material Adverse Change since the Petition Date (other than with respect to any change of the type that customarily occurs following commencement of a proceeding under chapter 11 of the Bankruptcy Code) and the Borrower shall have delivered to the Administrative Agent a certificate to the foregoing effect.

          (j) Cash Management System. The cash management system of the Borrower and its Subsidiaries shall remain substantially consistent with the existing cash management system and all agreements and documents to effect such cash management system shall have been duly executed and delivered, all in accordance with the Orders.

                           Revolving Credit Agreement
                           --------------------------

          (k) Expense and Revenue Budget. The Borrower shall have delivered the financial projections in respect of the Exit Financing Revolving Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          (l) Exit Financing Term Loan Agreement. The Exit Financing Term Loan Agreement and any other agreement or instrument contemplated thereby shall have been executed and delivered by each of the parties thereto.

          (m) Additional Documents. The Administrative Agent shall have received executed copies of (i) such security agreements, pledge agreements, mortgages or such other agreements or instruments as may be required by the terms of the Exit Financing Credit Agreements, which shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders, and
(ii) any other documents reasonably requested by the Administrative Agent or the Required Lenders.


                           Revolving Credit Agreement
                           --------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        CHART INDUSTRIES, INC.


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer



                           Revolving Credit Agreement
                           --------------------------

                                        SUBSIDIARY GUARANTORS
                                        ---------------------

                                        CHART HEAT EXCHANGERS LIMITED
                                         PARTNERSHIP


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer


                                        CHART INTERNATIONAL, INC.


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer


                                        CHART MANAGEMENT COMPANY, INC.


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer


                                        CHART LEASING, INC.


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer


                                        CHART INC.


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer


                           Revolving Credit Agreement
                           --------------------------

                                        CHART INTERNATIONAL HOLDINGS, INC.


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer

                                        CHART ASIA, INC.

                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer


                                        CAIRE INC.


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer


                                        COOLTEL, INC.


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer


                                        NEXGEN FUELING, INC.


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Treasurer


                                        GTC OF CLARKSVILLE, LLC


                                        By /s/ Michael F. Biehl
                                          --------------------------------------
                                          Name: Michael F. Biehl
                                          Title: Chief Financial Officer and
                                                 Assistant Treasurer


                           Revolving Credit Agreement
                           --------------------------

                                        LENDERS
                                        -------

                                        OCM PRINCIPAL OPPORTUNITIES
                                         FUND II, L.P.


                                        By /s/ B. James Ford
                                          --------------------------------------
                                          Name:  B. James Ford
                                          Title: Managing Director


                                        By /s/ Jordon L. Kruse
                                          --------------------------------------
                                          Name:  Jordon L. Kruse
                                          Title: Vice President


                           Revolving Credit Agreement
                           --------------------------

                                        AUDAX CHART, LLC


                                        By /s/ Dave Ament
                                          --------------------------------------
                                          Name:  Dave Ament
                                          Title: Authorized Signatory



                           Revolving Credit Agreement
                           --------------------------

                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By /s/ Robert M. Kadlick
                                          --------------------------------------
                                          Name:  Robert M. Kadlick
                                          Title: Duly Authorized Signatory



                           Revolving Credit Agreement
                           --------------------------

                                        JPMORGAN CHASE BANK


                                        By /s/ William A. Austin
                                          --------------------------------------
                                          Name:  William A. Austin
                                          Title: V.P.



                           Revolving Credit Agreement
                           --------------------------

                                    CARL MARKS STRATEGIC INVESTMENTS,
                                    L.P., by Carl Marks Management Company, L.P.


                                    By /s/ James F. Wilson
                                       --------------------------------------
                                          Name:  James F. Wilson
                                          Title: General Partner



                           Revolving Credit Agreement
                           --------------------------

                                        ADMINISTRATIVE AGENT
                                        --------------------

                                        JPMORGAN CHASE BANK,
                                        as Administrative Agent


                                        By /s/ William A. Austin
                                          --------------------------------------
                                          Name:  William A. Austin
                                          Title: V.P.



                           Revolving Credit Agreement
                           --------------------------

                                                                      SCHEDULE I

                       Commitments
                       -----------

--------------------------------------------------------
               Lenders                   Commitments ($)
--------------------------------------------------------
OCM  Principal   Opportunities  Fund
II, L.P.                                      14,740,000
--------------------------------------------------------
Audax Chart, LLC                               7,260,000
--------------------------------------------------------
General Electric Capital Corporation          10,000,000
--------------------------------------------------------
JPMorgan Chase Bank                            5,000,000
--------------------------------------------------------
Carl Marks Strategic
Investments, L.P.                              3,000,000
--------------------------------------------------------

--------------------------------------------------------
TOTAL                                   $  40,000,000.00
========================================================


                           Revolving Credit Agreement
                           --------------------------

                                                                     SCHEDULE II

                    Existing Obligations
                    --------------------
                  (accrued to July 8, 2003)

--------------------------------------------------------
            Obligations                    Amount ($)
--------------------------------------------------------
Fees and Interest
--------------------------------------------------------
Commitment Fees                                   178.45
--------------------------------------------------------
Letter of Credit Fees                          90,510.72
--------------------------------------------------------
Letter of Credit Fronting Fees                  2,097.24
--------------------------------------------------------
Interest on Revolving Credit Loans            378,177.29
--------------------------------------------------------
Interest on Incremental Revolving             117,887.02
Credit Loans
--------------------------------------------------------
Interest on Term Loan A                     1,135,461.77
--------------------------------------------------------
Interest on Term Loan B                     1,437,053.59
--------------------------------------------------------
SUBTOTAL:                                   3,161,366.08
========================================================

--------------------------------------------------------
Principal
--------------------------------------------------------
Revolving Credit Loans (excluding          32,271,360.19
Letters of Credit)
--------------------------------------------------------
Incremental Revolving Credit Loans          9,793,575.00
--------------------------------------------------------
Term Loan A                                97,932,875.00
--------------------------------------------------------
Term Loan B                               115,747,780.00
--------------------------------------------------------
SUBTOTAL:                                 255,745,590.10
========================================================

--------------------------------------------------------
TOTAL                                    $258,906,956.27
========================================================


                           Revolving Credit Agreement
                           --------------------------

                                                                     SCHEDULE IV

                                 Approved Budget
                                 ---------------

                                 [see attached]



                           Revolving Credit Agreement
                           --------------------------

                             Chart Industries, Inc.
                            Weekly Cash Flow Forecast

CHART INDUSTRIES INC - Consolidated
Weekly Cash Requirements Forecast

                             Week -->      -2          -1          1          2          3           4           5           6

                                          Actual       Fcst       Fcst       Fcst       Fcst        Fcst        Fcst        Fcst
                                           W/E         W/E        W/E        W/E        W/E         W/E         W/E         W/E
                                        06/28/03    07/05/03    07/12/03   07/19/03   07/26/03   08/02/03    08/09/03    08/16/03
                                        ------------------------------------------------------------------------------------------
Cash Receipts
   Cash Receipts from Customers           4,417.0     3,898.0    4,690.2    3,765.4    4,019.7     3,598.8     5,229.5     6,353.7
   Payments from Foreign Divisions            0.0         0.0        0.0      350.0       52.6       300.0         0.0       304.0
   Other                                      0.0       400.0        0.0        0.0        0.0         0.0         0.0         0.0
                                        ------------------------------------------------------------------------------------------
   Total Receipts                         4,417.0     4,298.0    4,690.2    4,115.4    4,072.3     3,898.8     5,229.5     6,657.7

Operating Disbursements
   Vendor Payments - Material
    Disbursements                         2,110.5     4,429.4    2,925.5    2,140.1    1,708.7     1,913.1     1,857.4     2,264.6
   Vendor Payments - Non- Material
    Disbursements
      Freight and Delivery                   59.3       136.0      120.0      140.0      120.0       120.0       120.0       140.0
      Rents & Leases                         20.8       261.3       93.0       61.7      223.8       101.5        92.7        61.3
      Supplies and Maintenance               14.4        12.4        9.2        9.7        8.5         8.5         9.2         8.5
      Taxes and Licenses                      7.5        98.3       52.5       35.2       34.9        34.0         1.0        23.0
      Utilities and Communication            29.3        93.2       47.0       27.0      108.0        92.2        47.0        27.0
      Marketing and T&E                     167.9       261.5      146.7      105.2      248.2        92.5        88.6       108.2
      Miscellaneous Professional
       Services                             147.4       619.3      118.4      127.4      326.4       204.4       107.5       158.5
      Benefits                               90.5       204.1      158.0       41.8      110.8       130.0       145.5        54.3
      Medical Claims                        138.0       150.0      150.0      150.0      150.0       150.0       150.0       150.0
      401K/Pension                            0.0         0.0        0.0       81.0      388.0         0.0         0.0         0.0
   Payroll & Payroll Taxes                1,647.2     1,966.8        0.0      523.0    1,590.0       473.0     1,490.0       473.0
   Payment to CHELP UK                       10.0         0.0        0.0      115.0        0.0         0.0         0.0        75.0
                                        ------------------------------------------------------------------------------------------
   Total Operating Disbursements          4,442.8     8,232.3    3,820.3    3,557.2    5,017.3     3,319.1     4,108.9     3,543.3
                                        ==========================================================================================
            Operating Cash Flow             (25.8)   (3,934.3)     869.9      558.2     (945.0)      579.6     1,120.6     3,114.4
               Accumulated                                         869.9    1,428.1      483.1     1,062.7     2,183.3     5,297.6
                                        ==========================================================================================
Other (Sources) / Uses
   Lenders Interest, Fees,
    Professionals & Expenses                  0.0     2,991.9      200.0        0.0        0.0         0.0       275.0         0.0
   Lenders Payment Account                    0.0     4,103.8        0.0        0.0        0.0         0.0         0.0         0.0
   Interest payments- Rate Collars            0.0       516.3        0.0        0.0        0.0         0.0         0.0         0.0
   Principal Payments - IRB Bonds             0.0        57.0        0.0        0.0        0.0        57.0         0.0         0.0
   Proceeds from Asset Sales                  0.0   (10,812.0)       0.0        0.0        0.0         0.0         0.0         0.0
   Professional Fees - Applicable to
    Carve Out                                36.9     1,045.0        0.0        0.0        0.0         0.0       780.0         0.0
   Letter of Credit Fees                      0.0         0.0        0.0        0.0        0.0         0.0         0.0         0.0
   Interest Payments - DIP Facility           0.0         0.0        0.0        0.0        0.0         0.0         0.0         0.0
   Deferred Comp Plan Distributions           0.0         0.0        0.0        0.0        0.0         0.0         0.0         0.0
   401K Plan Stock Purchases                  0.0        10.0       10.0       10.0       10.0        10.0        10.0        10.0
   Revolver (Borrowings) / Paydown            0.0         0.0        0.0        0.0        0.0         0.0         0.0         0.0
   Other                                      0.0         0.0        0.0        0.0        0.0         0.0         0.0         0.0
                                        ------------------------------------------------------------------------------------------
   Total Other (Sources) / Uses              36.9    (2,088.0)     210.0       10.0       10.0        67.0     1,065.0        10.0
                                        ==========================================================================================
            Net Cash Flow                   (62.7)   (1,846.3)     659.9      548.2     (955.0)      512.6        55.6     3,104.4
               Accumulated                                         659.9    1,208.1      253.1       765.7       821.3     3,925.6
                                        ==========================================================================================
----------------------------------------------------------------------------------------------------------------------------------
Opening Book Balance                      3,666.0     3,603.3    1,757.0    2,416.9    2,965.1     2,010.1     2,522.7     2,578.3
Plus: Operating Activity - Book
 Based                                      (62.7)   (1,846.3)     659.9      548.2     (955.0)      512.6        55.6     3,104.4
Closing Book Balance                      3,603.3     1,757.0    2,416.9    2,965.1    2,010.1     2,522.7     2,578.3     5,682.6
Less: NCB Collection Float (3 Days
 of Lockbox Deposits)                    (1,607.0)   (1,607.0)  (1,607.0)  (1,607.0)  (1,607.0)   (1,607.0)   (1,607.0)   (1,607.0)
Plus: Cash Available in Reserve
 Account                                    400.0         0.0        0.0        0.0        0.0         0.0         0.0         0.0
                                        ------------------------------------------------------------------------------------------
Available Cash                            2,396.3       150.0      809.9    1,358.1      403.1       915.7       971.3     4,075.6
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Total DIP Facility                                   30,000.0   30,000.0   30,000.0   30,000.0    40,000.0    40,000.0    40,000.0
----------------------------------------------------------------------------------------------------------------------------------
Less:  Outstanding Letters of
 Credit                                             (16,510.7)  16,697.7   16,767.4  (17,449.4)  (17,449.4)  (17,449.4)  (17,653.9)
Less:  Professional Carve Out                        (3,000.0)  (3,000.0)  (3,000.0)  (3,000.0)   (3,000.0)   (2,220.0)   (2,220.0)
Less:  Outstanding Borrowings                             0.0        0.0        0.0        0.0         0.0         0.0         0.0
----------------------------------------------------------------------------------------------------------------------------------
Availability                                         10,489.3   10,302.3   10,232.6    9,550.6    19,550.6    20,330.6    20,126.1
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Total Outstanding Letters of
 Credit - Beginning                                  16,510.7   16,510.7   16,697.7   16,767.4    17,449.4    17,449.4    17,449.4
----------------------------------------------------------------------------------------------------------------------------------
Increase /( Decrease) in Letters
 of Credit                                                0.0      187.0       69.7      682.0         0.0         0.0       204.5
----------------------------------------------------------------------------------------------------------------------------------
Availability                                         16,510.7   16,697.7   16,767.4   17,449.4    17,449.4    17,449.4    17,653.9
----------------------------------------------------------------------------------------------------------------------------------

                             Week -->      7           8           9          10          11           12          13
                                                                                                                           =========
                                           Fcst        Fcst        Fcst        Fcst        Fcst        Fcst         Fcst   13 Week
                                           W/E         W/E         W/E         W/E         W/E         W/E          W/E    Forecast
                                         08/23/03    08/30/03    09/06/03    09/13/03    09/20/03    09/27/03    10/04/03   Period
                                        --------------------------------------------------------------------------------------------
Cash Receipts
   Cash Receipts from Customers           4,432.6     4,330.1     4,023.2     5,494.9     4,749.2     3,882.4     3,216.4   57,785.8
   Payments from Foreign Divisions           83.7       332.0         0.0       285.7         0.0       402.0         0.0    2,110.0
   Other                                      0.0         0.0         0.0         0.0         0.0         0.0         0.0        0.0
                                        --------------------------------------------------------------------------------------------
   Total Receipts                         4,516.3     4,662.1     4,023.2     5,780.6     4,749.2     4,284.4     3,216.4   59,895.8

Operating Disbursements
   Vendor Payments - Material
    Disbursements                         2,111.5     1,799.9     2,146.3     1,986.2     2,250.3     1,786.4     2,315.3   27,205.3
   Vendor Payments - Non- Material
    Disbursements
      Freight and Delivery                  120.0       120.0       120.0       120.0       140.0       120.0       120.0    1,620.0
      Rents & Leases                         78.1       189.7       148.5        61.8        82.1       189.7       148.5    1,532.2
      Supplies and Maintenance                9.5         8.5         8.5         9.2         9.5         8.5         8.5      115.9
      Taxes and Licenses                      2.4        65.0         1.0        59.6         1.0        90.7       102.1      502.4
      Utilities and Communication            58.0       118.0        69.2        29.0        58.0       118.0        69.2      867.5
      Marketing and T&E                     240.2        93.2        97.5        88.6       260.2       103.2       107.5    1,779.4
      Miscellaneous Professional
       Services                             303.9       363.0       198.5       353.9       295.9       337.0       207.5    3,102.3
      Benefits                               86.8        90.8       160.0       123.0        86.8        90.8       160.0    1,438.6
      Medical Claims                        150.0       150.0       150.0       150.0       150.0       150.0       150.0    1,950.0
      401K/Pension                          400.0         0.0         0.0       783.6       450.0         0.0         0.0    2,102.6
   Payroll & Payroll Taxes                1,490.0       473.0     1,490.0       473.0     1,490.0       473.0     1,490.0   11,928.0
   Payment to CHELP UK                        0.0         0.0         0.0         0.0       115.0         0.0         0.0      305.0
                                        --------------------------------------------------------------------------------------------
   Total Operating Disbursements          5,050.3     3,471.0     4,589.4     4,237.9     5,388.7     3,467.2     4,878.5   54,449.1
                                        ============================================================================================
            Operating Cash Flow            (534.0)    1,191.0      (566.2)    1,542.7      (639.5)      817.2    (1,662.2)   5,446.7
               Accumulated                4,763.7     5,954.7     5,388.5     6,931.2     6,291.7     7,108.9     5,446.7
                                        ============================================================================================
Other (Sources) / Uses
   Lenders Interest, Fees,
    Professionals & Expenses                  0.0         0.0       325.0         0.0         0.0         0.0       303.7    1,103.7
   Lenders Payment Account                    0.0         0.0         0.0         0.0         0.0         0.0         0.0        0.0
   Interest payments- Rate Collars            0.0         0.0         0.0         0.0         0.0         0.0       264.0      264.0
   Principal Payments - IRB Bonds             0.0        57.0         0.0         0.0         0.0         0.0        57.0      171.0
   Proceeds from Asset Sales                  0.0         0.0         0.0         0.0         0.0         0.0         0.0        0.0
   Professional Fees - Applicable to
    Carve Out                                 0.0         0.0       950.0         0.0         0.0         0.0       970.0    2,700.0
   Letter of Credit Fees                      0.0         0.0         0.0         0.0         0.0         0.0       167.8      167.8
   Interest Payments - DIP Facility           0.0         0.0         0.0         0.0         0.0         0.0         0.0        0.0
   Deferred Comp Plan Distributions           0.0         0.0         0.0         0.0         0.0         0.0         0.0        0.0
   401K Plan Stock Purchases                 10.0        10.0        10.0        10.0        10.0        10.0        10.0      130.0
   Revolver (Borrowings) / Paydown            0.0         0.0         0.0         0.0         0.0         0.0         0.0        0.0
   Other                                      0.0         0.0         0.0         0.0         0.0         0.0         0.0        0.0
                                        --------------------------------------------------------------------------------------------
   Total Other (Sources) / Uses              10.0        67.0     1,285.0        10.0        10.0        10.0     1,772.5    4,536.5
                                        ============================================================================================
            Net Cash Flow                  (544.0)    1,124.0    (1,851.2)    1,532.7      (649.5)      807.2    (3,434.7)     910.2
               Accumulated                3,381.7     4,505.7     2,654.5     4,187.2     3,537.7     4,344.9       910.2
                                        ============================================================================================
------------------------------------------------------------------------------------------------------------------------------------
Opening Book Balance                      5,682.6     5,138.7     6,262.7     4,411.4     5,944.2     5,294.7     6,101.9
Plus: Operating Activity - Book
 Based                                     (544.0)    1,124.0    (1,851.2)    1,532.7      (649.5)      807.2    (3,434.7)
Closing Book Balance                      5,138.7     6,262.7     4,411.4     5,944.2     5,294.7     6,101.9     2,667.1
Less: NCB Collection Float (3 Days
 of Lockbox Deposits)                    (1,607.0)   (1,607.0)   (1,607.0)   (1,607.0)   (1,607.0)   (1,607.0)   (1,607.0)
Plus: Cash Available in Reserve
 Account                                      0.0         0.0         0.0         0.0         0.0         0.0         0.0
                                        --------------------------------------------------------------------------------------------
Available Cash                            3,531.7     4,655.7     2,804.4     4,337.2     3,687.7     4,494.9     1,060.1
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total DIP Facility                       40,000.0    40,000.0    40,000.0    40,000.0    40,000.0    40,000.0    40,000.0
------------------------------------------------------------------------------------------------------------------------------------
Less:  Outstanding Letters of
 Credit                                 (17,789.9)  (17,789.9)  (17,789.9)  (17,789.9)  (17,971.6)  (18,538.0)  (19,108.0)
Less:  Professional Carve Out            (2,220.0)   (2,220.0)   (1,270.0)   (1,270.0)   (1,270.0)   (1,270.0)     (300.0)
Less:  Outstanding Borrowings                 0.0         0.0         0.0         0.0         0.0         0.0         0.0
-----------------------------------------------------------------------------------------------------------------------------------
Availability                             19,990.1    19,990.1    20,940.1    20,940.1    20,758.4    20,192.0    20,592.0
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Total Outstanding Letters of
 Credit - Beginning                      17,653.9    17,789.9    17,789.9    17,789.9    17,789.9    17,971.6    18,538.0
-----------------------------------------------------------------------------------------------------------------------------------
Increase /( Decrease) in Letters
 of Credit                                  136.0         0.0         0.0         0.0       181.7       566.4       570.0
-----------------------------------------------------------------------------------------------------------------------------------
Availability                             17,789.9    17,789.9    17,789.9    17,789.9    17,971.6    18,538.0    19,108.0
-----------------------------------------------------------------------------------------------------------------------------------